SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Hawaiian Electric Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAWAIIAN ELECTRIC INDUSTRIES, INC. • PO BOX 730 • HONOLULU, HI 96808-0730

Robert F. Clarke

Chairman, President and

Chief Executive Officer

March 10, 2003

Dear Fellow Shareholder:

      On behalf of the Board of Directors, it is once again my pleasure to invite you to attend the Annual Meeting of Shareholders of Hawaiian Electric Industries, Inc. (HEI). The meeting will be held on the Company’s premises in Room 805 on the eighth floor of the American Savings Bank Tower (formerly Pacific Tower) in Honolulu, Hawaii on April 22, 2003, at 9:30 a.m. A map showing the location of the meeting site appears on page 40 of the Proxy Statement.

      The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business to be discussed during the meeting. In addition, we will review significant events of 2002 and their impact on you and your Company. Corporate officers will be available before and after the meeting to talk with you and answer any questions you may have.

      As a shareholder of HEI, it is important that your views be represented. Please help us obtain the quorum needed to conduct business at the meeting by promptly voting your shares.

      I join the management team of HEI in expressing our appreciation for your confidence and support. I look forward to seeing you at the Annual Meeting in Honolulu.

Sincerely,

     Recycled

Hawaiian Electric Industries 900 Richards Street Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING

Date and time	Tuesday, April 22, 2003, at 9:30 a.m.

Place	American Savings Bank Tower (formerly Pacific Tower), 1001 Bishop Street, 8th floor, Room 805, Honolulu, Hawaii

Items of Business	1. Elect four Class I directors.
2.     Elect KPMG LLP as the Company’s independent auditor.
3.     Approve amendments to the stock option and incentive plan.
4. Transact any other business properly brought before the meeting.

Record Date	February 12, 2003

Annual Report	The 2002 Annual Report to Stockholders (Appendix A) and Summary Report to Stockholders, which are not a part of the proxy solicitation materials, have been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting	Shareholders of record may appoint proxies and vote their shares in one of three ways:

• Via Internet pursuant to the instructions on the proxy card; • Calling the toll-free number on the proxy card; or • Signing, dating, and mailing the proxy card in the prepaid envelope provided.

Shareholders whose shares are held by a bank, broker, or other financial intermediary (street name) should follow the voting instruction card included by the intermediary.

Any proxy may be revoked in the manner described in the accompanying Proxy Statement.

Attendance at Meeting	If your shares are registered in street name, please bring a letter from your bank or broker or provide other evidence of your beneficial ownership if you plan to attend the Annual Meeting.

By Order of the Board of Directors

March 10, 2003	Peter C. Lewis Vice President-Administration and Secretary

About the Meeting
Who can attend the meeting?
What are shareholders being asked to vote on?
Voting Procedures
Who is eligible to vote?
How many shares are outstanding and entitled to vote?
What constitutes a quorum?
How do shareholders vote?
How do shareholders vote if their shares are held in street name?
How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the Company’s 401(k) Plan?
Can shareholders change their vote?
How many votes are required?
Who will count the votes and are the votes confidential?
Proposals You May Vote On
1. Election of Class I Directors
2. Election of Independent Auditor
3. Approval of the 1987 Stock Option and Incentive Plan, as amended and restated
Nominees for Class I directors whose terms expire at the 2006 Annual Meeting
Continuing Class II directors whose terms expire at the 2004 Annual Meeting
Continuing Class III directors whose terms expire at the 2005 Annual Meeting
Board of Directors
What is the Company’s philosophy on corporate governance?
How often did the Board of Directors meet in 2002?
How are directors compensated?
Do nonemployee directors receive a retirement benefit?
Committees of the Board
What committees has the Board established and how often did they meet?
What are the primary functions of each of the four committees?
Employment Separation Agreement
Stock Ownership Information
How much stock do the Company’s directors and executive officers own?
Does anyone own more than 5% of the Company’s stock?
Were Section 16(a) beneficial ownership reporting forms filed with the SEC?
Executive Compensation
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises and Fiscal Year-End Option Values
Long-Term Incentive Plan (LTIP) Awards
Pension Plans
Change-in-Control Agreements
Compensation Committee Report on Executive Compensation
Stockholder Performance Graph
Equity Compensation Plan Information
Audit Committee Report
Indebtedness of Management
Did the Company or any subsidiary provide loans to directors or executive officers?
Transactions with Directors and Executive Officers
Did the Company enter into any transactions with directors or executive officers?
Are there any legal proceedings involving directors or executive officers?
Other Information
How is the solicitation to be made and what is its cost?
What is the deadline for submitting a proposal for next year’s Annual Meeting?
How can business matters be brought before the Annual Meeting and how will they be voted?
How can shareholders make recommendations for director nominees?
Appendix B
Appendix C

Proxy Statement

       Hawaiian Electric Industries, Inc. is soliciting proxies for the Annual Meeting of Shareholders scheduled for April 22, 2003. The mailing address of the principal executive offices of the Company is P.O. Box 730, Honolulu, Hawaii 96808-0730.

      The approximate mailing date for this Proxy Statement, form of proxy, and annual and summary reports to shareholders for the fiscal year ended December 31, 2002, is March 10, 2003. The annual report and summary report are not considered proxy soliciting materials.

About the Meeting

Who can attend the meeting?

      Attendance will be limited to:

•	shareholders of record;

•	beneficial owners of HEI Common Stock (“Common Stock”) having evidence of ownership and entitled to vote at the meeting;

•	authorized representatives of absent shareholders; and

•	invited guests of management.

      If you own shares of Common Stock in the name of a bank, brokerage firm or other holder of record, you must show proof of ownership. This may be in the form of a letter from the holder of record or a recent statement from the bank or broker showing ownership of Common Stock.

      Any person claiming to be an authorized representative of a shareholder must produce written evidence of the authorization.

What are shareholders being asked to vote on?

•	Election of four Class I directors for a three-year term expiring at the 2006 Annual Meeting of Shareholders.

•	Election of KPMG LLP as the Company’s independent auditor.

•	Approval of amendments to the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc.

Voting Procedures

Who is eligible to vote?

      Only shareholders of record at the close of business on February 12, 2003 (the record date) are entitled to vote.

How many shares are outstanding and entitled to vote?

      On February 12, 2003, 36,863,444 shares of Common Stock were outstanding. Each shareholder is entitled to one vote for each share held. Under the By-Laws of the Company, shareholders do not have cumulative voting rights in the election of directors.

What constitutes a quorum?

      A quorum is needed to conduct business at the Annual Meeting. A majority of the shares entitled to vote at the meeting constitutes a quorum. Abstentions and broker nonvotes will be counted in the number of shares present, in person or by proxy, for purposes of determining a quorum. A broker nonvote occurs when a broker does not have discretionary voting power to vote on a specific matter (such as nonroutine proposals) and has not received voting instructions from the beneficial owner.

How do shareholders vote?

      Whether or not you plan to attend the Annual Meeting, please take the time to vote. You may vote by mail, telephone, or on-line via the Internet. The telephone and Internet procedures authenticate shareholders by use of a control number and permit confirmation that the vote has been properly recorded. You do not need to return your proxy if you vote by telephone or via the Internet.

•	BY MAIL: Please mark your vote and sign, date, and promptly return your proxy in the enclosed postage-paid envelope. If you return your signed proxy but do not mark the boxes showing how you wish to vote, your votes will be cast “FOR” the election of all nominees for director, “FOR” the election of the Company’s independent auditor and “FOR” the approval of the amendments to the 1987 stock option and incentive plan.

•	BY TELEPHONE: Please call the toll-free telephone number on your proxy (1-800-542-1160). Once connected, you will be prompted to record and confirm your vote. Telephone voting is available 24 hours a day through Monday, April 21, 2003, 11:59 p.m. (EDT).

•	BY INTERNET: You may vote on-line by using the following Internet address: http://www.votefast.com. Specific instructions will be available allowing you to record and confirm your vote. Internet voting is available 24 hours a day, through Monday, April 21, 2003, 11:59 p.m. (EDT).

•	IN PERSON: You may vote your shares by attending the Annual Meeting and voting in person. If you wish to give your proxy to someone other than the individuals listed on the enclosed proxy, cross out all three names and insert the name of another person to vote your shares at the meeting.

How do shareholders vote if their shares are held in street name?

      If your shares are held in “street name” (that is, through a broker, trustee or other holder of record), you will receive a proxy card from your broker seeking instruction as to how your shares should be voted. If no instructions are given, your broker or nominee may vote your shares at its discretion on your behalf on routine matters (such as the election of directors and the independent auditor) under New York Stock Exchange rules. Your broker or nominee may not vote your shares at its discretion on your behalf on the proposal to approve the amendments to the 1987 stock option and incentive plan.

      You may not vote shares held in “street name” at the Annual Meeting unless you obtain a legal proxy from your broker or holder of record.

How do shareholders vote if their shares are held in the Dividend Reinvestment and Stock Purchase Plan (DRIP) and/or the Company’s 401(k) Plan?

      Your share ownership is shown on the enclosed proxy, including shares held in DRIP and the Hawaiian Electric Industries Retirement Savings Plan (HEIRS) (including shares held in HEIRS, formerly the Tax Reduction Act Stock Ownership Plan (TRASOP)). The respective plan trustees will vote the shares of stock held in these Plans according to your directions. For both DRIP and HEIRS (excluding TRASOP), the respective trustees will vote all the shares of Common Stock for which they receive no voting instructions in the same proportion as they vote shares for which they receive instruction. The trustee will not vote the shares in TRASOP for which it receives no voting instructions.

Can shareholders change their vote?

      If you execute and return a proxy, you may revoke it at any time before the Annual Meeting in one of three ways:

•	submit a properly signed proxy with a later date or vote again at a later time by telephone or Internet;

•	notify the Secretary of the Company in writing; or

•	vote in person at the Annual Meeting (if your shares are registered directly on the Company’s books and not held in “street name”).

How many votes are required?

      If a quorum is present at the Annual Meeting, then:

•	directors shall be elected by a plurality of the votes cast in the election;

•	the Company’s independent auditor shall be elected if more votes are cast in favor of election than against election; and

•	the amendments to the 1987 stock option and incentive plan shall be approved if a majority of the votes cast are in favor of the amendments and the total vote cast on the proposal represents more than 50% of all shares entitled to vote.

      Abstentions and broker nonvotes will count in establishing a quorum, but will not otherwise affect the outcome of the election of directors or the Company’s independent auditor. Such nonvotes will not affect the outcome of the proposal to approve amendments to the 1987 stock option and incentive plan unless they cause the total votes cast to be less than 50% of the shares entitled to vote.

Who will count the votes and are the votes confidential?

      Georgeson Shareholder Communications Inc. will act as tabulator for broker and bank proxies and Corporate Election Services will act as tabulator for the proxies of the other shareholders of record. Your identity and vote will not be disclosed to persons other than those acting as tabulators except as follows:

•	as required by law;

•	to verify the validity of proxies and the results of the voting in the case of a contested proxy solicitation; or

•	when you write a comment on the proxy form.

Proposals You May Vote On

1.     Election of Class I Directors

      The Board of Directors consists of 13 directors divided into three classes with staggered terms so that one class of the directors must be elected at each Annual Meeting.

      This year, the four Class I nominees being proposed for election at this Annual Meeting are:

•	Robert F. Clarke

•	Shirley J. Daniel

•	A. Maurice Myers

•	James K. Scott

      Dr. Daniel, who joined the Board in December 2002, is being proposed for election by the shareholders to the Board of Directors for the first time.

      Each of the nominees is currently a member of the Board of Directors and has consented to serve for the new three-year term expiring at the 2006 Annual Meeting. If a nominee is unable to stand for election, the proxy holders listed in the proxy may vote in their discretion for a suitable substitute.

      Detailed information on each nominee and Class II and III director is provided on pages 13 to 15  .

      YOUR BOARD RECOMMENDS THAT YOU VOTE FOR EACH OF THE CLASS I DIRECTORS.

2.     Election of Independent Auditor

      The firm of KPMG LLP, independent certified public accountants, has been the auditor of the Company since 1981. The Board of Directors, upon the recommendation of its Audit Committee, recommends the election of KPMG LLP as the independent auditor of the Company for fiscal year 2003 and thereafter until its successor is elected. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

      YOUR BOARD RECOMMENDS THAT YOU VOTE FOR KPMG LLP AS INDEPENDENT AUDITOR OF THE COMPANY.

3.	Approval of the 1987 Stock Option and Incentive Plan, as amended and restated

      The 1987 Stock Option and Incentive Plan, as amended and restated in 1992, 1996 and 2001 (the “Plan”), provides a means to attract and retain high caliber personnel and provides participating employees with long-term stock and other incentives to align their interests with the interests of shareholders. The Board of Directors has amended the Plan, effective as of January 21, 2003, subject to shareholder approval of the proposed amendments at the Annual Meeting.

      A summary of the proposed amendments to the Plan and the remaining material provisions of the Plan are set forth below. The chart set forth on page 35 also contains some information that is relevant to your consideration of this proposal.

      The Plan, as proposed to be amended and restated, is printed in full and attached to this Proxy Statement as Appendix C and is incorporated herein by reference. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan.

Increase of Number of Authorized Shares

      The proposed amendments to the Plan increase the number of shares of Common Stock for which options or other incentive awards (“Incentive Awards”) may be granted during the term of the Plan from 2,650,000 to 4,650,000 shares, provided that the 2,000,000 shares to be added to the Plan under the proposed amendments may not be made subject to any Incentive Awards other than Options, Dividend Equivalents or Stock Appreciation Rights (which awards are described more fully below). Either authorized but unissued shares or previously issued shares reacquired by the Company, including shares purchased on the open market, may be issued under the Plan.

      On February 26, 2003, the average price of the Common Stock on the New York Stock Exchange was $39.85. As of February 26, 2003, approximately 481,000 shares of Common Stock remained available for grant under the Plan, options to purchase 633,025 shares of Common Stock were outstanding and 9,000 shares subject to restricted stock awards were outstanding.

      The 4,650,000-share limit, as well as the maximum number of Incentive Awards that may be granted, as described below, the prices of options and other Incentive Awards outstanding under the Plan and the number of shares subject to options and other Incentive Awards outstanding under the Plan, will be appropriately adjusted for stock dividends, stock splits, recapitalizations, combinations of shares and other changes affecting the Company’s stock. All shares for which awards have terminated or expired, or were settled in cash, including awards that provide the grantee with dividend and voting rights, will again be available for issuance pursuant to Incentive Awards under the Plan. In addition, pursuant to the proposed amendments, to the extent that payment for an option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Incentive Award in satisfaction of any federal, state or local tax withholding requirements, these shares will again be available for issuance pursuant to Incentive Awards under the Plan.

Extension of Term of the Plan

      The proposed amendments to the Plan will extend the term of the Plan from February 19, 2006 to January 20, 2013.

Incentive Awards Designed to Comply with Section 162 of the Internal Revenue Code; Maximum Grants of Incentive Awards

      The proposed amendments to the Plan are designed to enable the Board of Directors to ensure that compensation payable in the form of certain Incentive Awards under the Plan will qualify as performance-based compensation within the meaning of Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (“IRC”), at such time as the Board of Directors determines that it is advisable for such compensation to so qualify. To this end, the proposed amendments provide that the Compensation Committee of the Board of Directors (the “Compensation Committee”) may grant Incentive Awards that will be payable solely by reason of the attainment of certain pre-established performance goals. In particular, the amendments (1) specify the performance goals to be used in connection with such Incentive Awards intended to qualify as performance-based compensation under Section 162(m); and (2) describe the extraordinary items for which the Compensation Committee may make adjustments in performance goals under Incentive Awards in accordance with Section 162(m).

      Specifically, the Compensation Committee may condition payment of an Incentive Award in whole or in part on the attainment of one or more of the following performance goals, applied to a participant and/or a business unit or the Company and/or a parent or subsidiary of the Company: (1) total return to shareholders; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization; (5) gross revenue; (6) return on assets; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations, levels of expense, cost or liability; (10) performance against operational budgets; (11) a participant’s individual operational project goals; (12) return on average common equity; and (13) any combination of, or a specified increase or decrease of, one or more of the foregoing over a specified period, in each case, as applicable, as determined in accordance with generally accepted accounting principles, where applicable. In addition, with respect to compensation not intended to qualify as performance-based under Section 162(m), the Committee may condition payment of an Incentive Award in whole or in part on the attainment of other performance goals.

      To comply with Section 162(m), the Compensation Committee must establish any of these performance goals not later than 90 days after the commencement of the period of service to which the Incentive Award relates (or if less, 25% of this period of service), and once granted, the Compensation Committee may not have discretion to increase the amount payable under this Incentive Award. Nevertheless, the Compensation Committee will have the authority to make appropriate adjustments in performance goals under an Incentive Award to reflect the impact of extraordinary items not reflected in these goals. These extraordinary items are: (1) any profit or loss attributable to acquisitions or dispositions of stock or assets; (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established; (3) all items of gain, loss or expense for the year related to restructuring charges for the Company; (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business; (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a component of an entity as defined in Statement of Financial Accounting Standards No. 144; (6) such other items as may be prescribed by Section 162(m) and the applicable Treasury Regulations as may be in effect from time to time, and any amendments, revisions or successor provisions; and (7) with respect to Incentive Awards not intended to constitute qualified performance-based compensation within the meaning of Section 162(m), such other items as the Compensation Committee may deem appropriate.

      The Plan provides maximum limits on the number of Incentive Awards that may be granted under the Plan. Commencing with the 2003 calendar year, the aggregate number of shares of Common Stock with respect to which Incentive Awards may be granted to any individual participant during any calendar year may not exceed 100,000 (including shares with respect to Incentive Awards payable in cash but denominated in Common Stock, like cash-settled SARs and restricted stock units, which are described below).

      In addition, with respect to Performance Awards under the Plan (which are a particular type of Incentive Award settled in cash or stock, or a combination, and the value of which is based on the achievement of performance goals or other criteria as may be determined by the Compensation Committee), commencing with the 2003 calendar year, (1) no performance award may relate to a performance period in excess of three years; (2) no more than two performance awards may be granted to any individual participant during any calendar year; (3) with respect to any performance award that relates to a performance period of not more than one year, the maximum value of the performance award may not exceed $2,000,000 (to the extent payable in shares of Common Stock, based on either fair market value or average fair market value (both as defined below) at the time of award or payment, as determined by the Compensation Committee); and (4) with respect to any performance award that relates to a performance period of more than one year, the maximum value of the performance award may not exceed $2,500,000 (to the extent payable in shares of Common Stock, based on either fair market value or average fair market value at the time of award or payment, as determined by the Compensation Committee).

Acceleration Upon a Change in Control

      Under the proposed amendments, except as otherwise provided in an Incentive Award agreement, plan or other written instrument, upon the occurrence of a change in control (as defined in the Plan, unless otherwise provided in an award agreement), outstanding Incentive Awards will immediately become fully vested, exercisable, payable, or free from restrictions.

Additional Amendments

      Certain other proposed amendments were made to the Plan, including those intended to (1) prohibit amending or decreasing the purchase price of any outstanding option under the Plan unless first approved by the requisite vote of shareholders; (2) permit the Compensation Committee to grant Incentive Awards in the form of (A) restricted stock units, which are rights to receive, when the units vest, shares of Common Stock or a cash amount equal to the fair market value or average fair market value of the restricted stock units (as determined by the Compensation Committee), plus, in either case, the aggregate amount of cash dividends paid with respect to the shares of Common Stock represented by these units, from the date of grant of the units until the vesting date, and (B) free-standing SARs, which are SARs granted independent of, and not in connection with, option awards under the Plan; (3) revise the exercise price for nonqualified stock options from not less than 85% of average fair market value on the date of grant, to not less than the lesser of the fair market value and the average fair market value on the date of grant; (4) remove the requirement that restricted stock awards be nontransferable unless the participant continues in the employment of the Company (or any parent or subsidiary of the Company) for at least three months from the date of grant; (5) indemnify, to the extent permitted by law, the Board of Directors, Compensation Committee and officers and employees of the Company or designees acting on their behalf, in respect of any action, determination or interpretation taken in good faith with respect to the Plan or any transaction arising under the Plan; and (6) make certain nonmaterial technical changes.

Summary of the Remaining Material Provisions of the Plan

      The Plan is administered by the Compensation Committee, which consists of two or more persons who are “nonemployee directors” within the meaning of Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934 (the “Exchange Act”), “outside directors” within the meaning of Section 162(m) and “independent directors” within the meaning of Proposed Rule 303A(1) to the New York Stock Exchange listing standards.

      The current members of the Compensation Committee are identified on page 18 and the description of the Compensation Committee is set forth on page 19. Subject to the express provisions of the Plan, the

Compensation Committee will have complete authority to interpret and implement the Plan and its actions and decisions will be final and binding upon participants.

      The Compensation Committee selects from all employees of the Company and its subsidiaries those employees who are eligible to receive awards under the Plan. No determination has yet been made concerning which individuals will receive future awards under the Plan. Although it is contemplated that the principal participants will be the key employees of the Company and its subsidiaries, the Compensation Committee has broad discretion under the Plan in selecting employees.

      The Plan provides that the Compensation Committee may grant to eligible individuals any combination of Incentive Awards in the form of nonqualified stock options, incentive stock options, restricted stock, SARs, performance awards, stock payments, dividend equivalents, or, pursuant to the proposed amendments, restricted stock units. Each Incentive Award will be evidenced by either a written instrument or a written plan adopted by the Compensation Committee, in either case indicating the type and terms of the award. The applicable instrument or plan may include any other terms and conditions consistent with the Plan as the Compensation Committee may in its discretion determine, including without limitation terms and conditions that would prohibit a participant from transferring or otherwise disposing of a share of Common Stock issued under an Incentive Award for a period identified in the Incentive Award agreement or require the forfeiture of a share of Common Stock issued under an Incentive Award if the participant engages in any conduct that is identified in the Incentive Award agreement.

      Nonqualified stock options will provide for the right to purchase Common Stock at a price that, pursuant to the proposed amendments, is not less than the lesser of fair market value and average fair market value on the effective date of the grant, as determined by the Compensation Committee. These options will be granted for a term that may not exceed ten years.

      Under the Plan, the term “fair market value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal on the date as of which fair market value is to be determined, or if there is no trading of Common Stock on that date, the average of the daily high and low sales prices of the Common Stock as quoted in such Composite Transactions on the next preceding date on which there was trading in these shares; and the term “average fair market value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions for all trading days during the calendar month preceding the determination date. If the Common Stock is no longer traded on the New York Stock Exchange, fair market value and average fair market value will be determined in such reasonable manner as the Compensation Committee determines.

      Incentive stock options will be designed to comply with the provisions of the IRC, and will be subject to restrictions contained in the IRC. Incentive stock options will be granted at not less than the fair market value of the stock subject to the option on the date of grant and will extend for a term of up to ten years. Incentive stock options granted to any person who owns more than 10% of the combined voting power of the Company’s outstanding securities must be granted at prices that are not less than 110% of fair market value and may not extend for more than five years.

      The purchase price of Common Stock purchased upon the exercise of a stock option must be paid in full on the date of exercise in cash or its equivalent, or in such other manner acceptable to the Compensation Committee, including other Common Stock of the Company owned by the participant and valued at its fair market value on the exercise date.

      Grants of restricted stock are awards of Common Stock that a participant may purchase at a price determined by the Compensation Committee, or Common Stock to which the participant may become entitled without payment of any price, upon the lapse of restrictions specified by the Compensation Committee in the applicable award agreement at time of grant. The Compensation Committee may provide that a restricted stock award will vest based on continuing employment or upon the satisfaction of pre-established performance objectives. In general, restricted stock may not be sold, transferred or hypothecated until the restrictions lapse, are removed or expire. Recipients of restricted stock awards, unlike recipients of options, may have voting rights and may receive dividends prior to the time when restrictions lapse.

      Under the proposed amendments, Incentive Awards may include restricted stock units, which are rights to receive, when the units vest, shares of Common Stock or a cash amount equal to the fair market value or average fair market value of the restricted stock units (as determined by the Compensation Committee), plus, in either case, the aggregate amount of cash dividends paid with respect to the shares of Common Stock represented by these units, from the date of grant of the units until the vesting date. The Compensation Committee may provide that a restricted stock unit award will vest upon the satisfaction of certain restrictions or conditions.

      SARs may be granted in tandem with either nonqualified or incentive stock options, or pursuant to the proposed amendments, as free-standing SARs, which are SARs that are granted independent of, and not in connection with, the grant of options. Free-standing SARs will permit the participant to exercise these SARs by surrendering them in exchange for an amount equivalent to the difference between the fair market value of the shares subject to the SARs and the exercise price of such shares. Tandem SARs will permit the participant to exercise these SARs by surrendering the unexercised options in exchange for an amount equivalent to the difference between the fair market value of the option shares with respect to which the SARs are exercised and the option price of such shares.

      The Compensation Committee may elect to pay SARs in cash or in Common Stock or in a combination of cash and Common Stock. The SARs will provide that the holder of the SARs may exercise the SARs or the option in whole or in part, but the aggregate exercise may not cover more than the aggregate number of shares upon which the value of the SARs is based. SARs granted in tandem with options may not extend beyond the term of the related option and will be transferable only to the extent that the related option is transferable. To the extent that an option is exercised, any related SARs will be reduced by the number of shares with respect to which the option is exercised. To the extent any SARs are exercised, any related option will be reduced by the number of shares with respect to which the SARs are exercised.

      Dividend equivalents may also be granted as an additional feature of nonqualified and incentive stock options. Generally, dividend equivalents will permit a participant who exercises a stock option to obtain, in addition to the option shares and without additional consideration, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option or such other period as may be designated by the

Compensation Committee. Dividend equivalents will be computed, as of each dividend record date, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the participant and not issued during the period prior to the dividend record date. Dividend equivalents may be paid either in cash or in additional shares of Common Stock.

      Performance awards may be granted by the Compensation Committee on an individual basis. These awards may be paid in cash or shares of Common Stock and will be based either upon specific written instruments or upon specific incentive performance plans. The written instrument or plan will set forth the performance criteria to be utilized to calculate the value of the performance awards, the term over which such performance will be measured, the events which will give rise to payment of the awards and the form and time of payment of the awards. The Compensation Committee may also provide for interest or earnings to be credited on any cash or stock payments that are deferred at a rate specified by the Compensation Committee.

      The Compensation Committee may approve a payment in Common Stock to any employee who otherwise may be entitled to a cash payment other than base salary, such as the payment of a performance award or a bonus under one of the Company’s bonus plans. In the event Common Stock is issued in lieu of such a cash compensation payment, the Common Stock will be valued at its fair market value or average fair market value, as determined by the Compensation Committee.

      Under the Plan, the Compensation Committee has discretion to prescribe the time period during which an option may be exercised after termination of employment. Unless an option award agreement provides otherwise, however, upon a participant’s termination of employment for any reason, all of the participant’s options that have not yet vested will be forfeited. In the case of performance awards, if a participant’s employment with the Company is terminated for any reason prior to the occurrence of the events that vest a performance award, the performance award will expire unless the applicable award instrument or plan provides otherwise. Similarly, all of a participant’s restricted stock remaining subject to restrictions on the date of termination of employment will be forfeited unless the applicable restricted stock award agreement provides otherwise.

      The Plan further provides that the Compensation Committee may include, in any Incentive Award instrument or plan, provisions to the effect that the time at which the award is vested, exercisable, payable or free from restrictions, as the case may be, may be accelerated by the occurrence of certain events, either automatically or upon a further determination made by the Compensation Committee at the time of the events.

      The Plan provides that the Company may make whatever provisions it deems appropriate to withhold any taxes it is required to withhold with respect to Incentive Awards and to require participants to satisfy any tax requirements before making payments pursuant to Incentive Awards or authorizing the issuance of shares of Common Stock to the participants.

      The Plan may be amended, suspended or terminated by the Board of Directors at any time. However, no amendment may be made without stockholder approval to the extent such approval is required in order to comply with the requirements of Rule 16b-3, or if applicable, Section 162(m). No amendment, suspension or termination may alter or impair the rights or obligations of the participant under an Incentive Award previously granted under the Plan.

      The benefits to be derived from the Plan to the eligible participating individuals and groups cannot be determined, as grants will be made at the sole discretion of the Compensation Committee, based on a variety of factors, and the ultimate value of the awards also will depend on a variety of factors, including the future market value of the Common Stock.

      Unless terminated earlier by the Board of Directors, the Plan will expire on January 20, 2013.

Federal Income Tax Consequences

      The following is a summary of certain federal income tax consequences of transactions relating to options and SARs under the Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or other tax laws.

Nonqualified Stock Options

      The grant of a nonqualified stock option under the Plan will not result in the recognition of taxable income to the participant or in a deduction for the Company. Upon exercise, a participant will recognize income in an amount equal to the excess of the fair market value of each share of Common Stock purchased over the exercise price. The Company is required to withhold taxes on the amount of income so recognized, and, subject to the provisions of Section 162 of the IRC, is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of Common Stock received upon the exercise of a nonqualified stock option is generally taxed as capital gain or loss to the participant (long-term or short-term, depending upon the holding period of the stock sold).

      A participant who pays the exercise price of a nonqualified stock option, in whole or in part, by delivering shares of Common Stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered, but will otherwise be taxed in accordance with the rules described above for nonqualified stock options. With respect to shares of Common Stock acquired upon exercise which are equal in number to the shares of Common Stock surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of such shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date of exercise, and the holding period for such additional shares will commence on such date.

Incentive Stock Options

      In general, no income will be recognized by a participant and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Plan, provided that the option is exercised within three months after the termination of the participant’s employment (one year in the case of the participant’s disability or without limitation in the case of the participant’s death). The difference between the exercise price and the fair market value of the shares of Common Stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above-mentioned holding period requirements of the IRC are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.” In general, a participant will recognize taxable income at the time of a disqualifying disposition as follows: (1) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of Common Stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (2) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of Common Stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes, subject to the provisions of Section 162 of the IRC.

      If an incentive stock option is not exercised within three months after the termination of the participant’s employment (one year in the case of disability of the participant or without limitation in the case of the participant’s death), it will be treated for federal income tax purposes as a nonqualified stock option, as described above.

      In general, a participant who pays the exercise price of an incentive stock option, in whole or in part, by delivering shares of Common Stock already owned by the participant will recognize no gain or loss for federal income tax purposes on the shares surrendered. However, if the shares delivered to exercise the incentive stock option were acquired pursuant to the prior exercise of an incentive stock option and the holding period requirements discussed above have not been met with respect to such shares, the delivery of such shares to exercise the incentive stock option will be considered a taxable disposition of the shares. A portion of shares received upon exercise of an incentive stock option equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered (increased, if applicable, by any income recognized as a result of the exchange) and the holding period of such shares will include the holding period of the shares surrendered (except for purposes of determining whether there has been a disqualifying disposition of the shares). The basis of the additional shares received upon such exercise will be zero, and the holding period of such shares for all purposes will begin on the date the shares are transferred.

Stock Appreciation Rights

      The grant of a SAR to a participant under the Plan will not result in the recognition of taxable income to the participant or in a deduction for the Company. In general, upon exercise of a SAR, the participant will recognize ordinary income for federal income tax purposes equal to the amount of any cash received plus the fair market value of any shares of Common Stock received. The Company is entitled to a tax deduction equal to the amount of income recognized by the participant, subject to Section 162 of the IRC.

      YOUR BOARD RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE 1987 STOCK OPTION AND INCENTIVE PLAN.

Nominees for Class I directors whose terms expire at the 2006 Annual Meeting

Robert F. Clarke
Age 60
Director Since 1989

Chairman, president and chief executive officer of the Company.
Chairman of the board of Hawaiian Electric Company, Inc. and American Savings Bank, F.S.B. President and director of Hawaiian Electric Industries Charitable Foundation and Hycap Management, Inc. Chairman, Advisory Board for the College of Business Administration at the University of Hawaii–Manoa. Member, Oceanic Cablevision Advisory Board, Hawaii Partnership For A Competitive Economy Board, Hawaii Business Roundtable, and Air Force Civilian Advisory Council. Trustee, The Nature Conservancy of Hawaii, Straub Foundation, and Hawaii Pacific University.	Shirley J. Daniel, Ph.D., C.P.A
Age 49
Director Since 2002
Professor of Accountancy, College of Business Administration, University of Hawaii–Manoa since 1986.
  Henry A. Walker, Jr. Distinguished Professor of Business Enterprise, College of Business Administration, University of Hawaii–Manoa. Managing director of Pacific Asian Center for Entrepreneurship and
E-Business. Director, Pacific Asian Management Institute and University of Hawaii Center for International Business Education and Research.	A. Maurice Myers
Age 62
Director Since 1991
Chairman, president and chief executive officer of Waste Management, Inc. (environmental services), Houston, Texas, since November 1999. Chairman, president and chief executive officer of Yellow Corporation from April 1996 to November 1999.
Director of Pleasant Holidays, Tesoro Petroleum, The Greater Houston Partnership, Keep America Beautiful, and The National Association of Manufacturers.	James K. Scott, Ed.D.
Age 51
Director Since 1995
President of Punahou School.
Director of Hawaiian Electric Company, Inc., Pacific and Asian Affairs Council, Hawaii Public Television, Hawaii Association of Independent Schools and Secondary School Admission Test Board. Member, Hawaiian Educational Council and Young Presidents Organization. Trustee, Blood Bank of Hawaii.

Continuing Class II directors whose terms expire at the 2004 Annual Meeting

Victor Hao Li, S.J.D.
Age 61
Director Since 1988
Co-chairman, Asia Pacific Consulting Group. President, Li Xing Foundation. Chairman, Shanghai Li Xing School.
Director of Hawaiian Electric Industries Charitable Foundation. Trustee, Japan-America Institute of Management Science.	T. Michael May
Age 56
Director Since 1995
President, chief executive officer and director of Hawaiian Electric Company, Inc. and chairman of the boards of Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.
Director of Hawaiian Electric Industries Charitable Foundation, Edison Electric Institute, and the Electric Power Research Institute. Chairperson, 2002 Aloha United Way Campaign. Member, Boy Scouts of America-Aloha Council Executive Board. Trustee, Academy of the Pacific and Blood Bank of Hawaii.	Diane J. Plotts
Age 67
Director Since 1987
Business advisor since 2000. General partner of Mideast and China Trading Company, formerly known as Hemmeter Investment Company from 1993 to 2000.
Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., and Plaza Club. Trustee, Kamehameha Schools.	Kelvin H. Taketa
Age 48
Director Since 1993
President and chief executive officer of the Hawaii Community Foundation since July 1998. Vice president and executive director of the Asia Pacific Region, The Nature Conservancy from 1989 to 1998.
Director of HISCO, Ltd., Hookupu Fund, Civic Ventures, and Hawaii Visitors and Convention Bureau. Trustee, Hawaii Pacific University.	Jeffrey N. Watanabe
Age 60
Director Since 1987
Partner in the law firm of Watanabe Ing Kawashima & Komeiji LLP.
  Director of Hawaiian Electric Company, Inc., American Savings Bank, F.S.B., Hawaiian Electric Industries Charitable Foundation, First Insurance Company of Hawaii, Grace Pacific Corporation, Loea Communications Corporation, MidWeek Printing, Inc., and Oahu Publications, Inc.
Member, Advisory Board, Oceanic Cablevision. Trustee, Children and Youth Foundation of the Philippines and Hawaii Community Foundation. Chair, Sesame Workshop, The Consuelo Zobel Alger Foundation, and The Nature Conservancy of Hawaii.

Continuing Class III directors whose terms expire at the 2005 Annual Meeting

Don E. Carroll Age 61 Director Since 1996	Constance H. Lau Age 50 Director Since 2001	Bill D. Mills Age 51 Director Since 1988	Oswald K. Stender Age 71 Director Since 1993
Chairman of Oceanic Cablevision since February 2001. Vice president of Time Warner Cable. From 1977 to January 2001, president, chief executive officer, and director of Oceanic Cablevision.
Director of Pacific Guardian Life, American Red Cross-Hawaii Chapter, Executive Board of the Boy Scouts of America-Aloha Council, The 200 Club Advisory Board, The Nature Conservancy of Hawaii, and Na Koa. Secretary-treasurer and director of the Hawaii Cable Television Association. President and director of Hawaii Nature Center. Chairman, Oceanic Cable Foundation. Trustee, Kapiolani Health Foundation. Member, Finance Committee, Aloha United Way.	President, chief executive officer and director of American Savings Bank, F.S.B. since June 2001. Chief operating officer and senior vice president of American Savings Bank, F.S.B. from December 1999 to June 2001. From April 1989 to October 1999, Treasurer of the Company.
Director of Hawaiian Electric Industries Charitable Foundation, Hawaii Community Reinvestment Corporation and Maunalani Foundation. Director and secretary- treasurer of the Hawaii Bankers Association. Director and secretary-treasurer, Consuelo Zobel Alger Foundation. Trustee and Board chair, Kamehameha Schools. Trustee, Punahou School. Member, Hawaii Business Roundtable.	Chairman of Bill Mills Investment Company.
Director, Grace Pacific Corporation. Trustee, Hawaii Pacific University, St. Andrew’s Priory, and The Nature Conservancy of Hawaii. Member, Board of Governors, Iolani School and Hawaii Community Foundation.	Real estate consultant since June 1999. Trustee, Office of Hawaiian Affairs since November 2000. Trustee, Kamehameha Schools/Bishop Estate from January 1990 to May 1999.
Director of Hawaiian Electric Industries Charitable Foundation, Grace Pacific Corporation, Hawaii Community Reinvestment Corp., Helping Hands Hawaii, Friends of Iolani Palace, and Pacific Gateway Center. Trustee, Cash Assets Trust, Hawaiian Tax-Free Trust, Pacific Capital Funds, and Kahi Mohala (Sutter Health Pacific). Member, Board of Governors, East- West Center Foundation.

Board of Directors

What is the Company’s philosophy on corporate governance?

      As part of its periodic review of corporate governance trends and best practices, the Board of Directors and management conducted an extensive review and discussion of the provisions of the Sarbanes-Oxley Act of 2002 and the related implementing rules issued by the Securities and Exchange Commission, as well as proposed changes to the New York Stock Exchange (“NYSE”) Listed Company Manual relating to corporate governance. The result was the revision of several policies/guidelines and the adoption of new committee charters:

•	Adoption of Corporate Governance Guidelines

•	Revised Code of Conduct, including the code of ethics for chief executive officers and senior financial officers

•	Revised Audit Committee Charter

•	Adoption of Nominating and Corporate Governance Committee Charter

•	Adoption of Compensation Committee Charter

•	Adoption of Executive Committee Charter

•	Revised Insider Trading Policy

These documents may all be viewed on the Company’s website at www.hei.com.

      As contemplated by Proposed Section 303(A)(1) of the NYSE Listed Company Manual, which, if adopted, would require the Company to have a majority of independent directors, the Board also reviewed the independence of all its nonemployee directors and determined that each such director has no relationship with the Company that would compromise his or her independence under such proposed rule. Further, if adopted, Proposed Section 303(A)(3) would require nonemployee directors to meet at regularly scheduled executive sessions without management. The nonemployee directors already do this and they named Jeffrey N. Watanabe as Lead Director and, as Lead Director, he chairs all such executive sessions. Shareholders who would like to communicate with the nonemployee directors may do so by writing to Mr. Watanabe in care of the Secretary, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730.

      Since 1996, the Board of Directors has followed an annual process of evaluating the operations of the Board as well as self-evaluations by nonemployee individual directors. In reviewing the operations of the Board as a whole, directors evaluate and comment on Board structure, Board meetings (content, conduct, mechanics), Board responsibilities, performance of directors and the relationship between the Board and management. Nonemployee directors who are nominees for reelection evaluate their individual meeting preparation, participation in Board meetings, contributions to the group, knowledge of the issues and concerns of the Company and understanding of the role of the Board in the management of the Company. The evaluation forms are submitted to the Nominating and Corporate Governance Committee for its review, after which the Committee recommends to the Board any procedures and practices to be adopted to improve the operations of the Board and also recommends the directors to be nominated for reelection to the Board. The Chairman of the Nominating and Corporate Governance Committee may meet with individual directors to discuss their performance, as appropriate.

How often did the Board of Directors meet in 2002?

      In 2002, there were nine regular meetings and one special meeting of the Board of Directors. All directors attended at least 75% of the combined total meetings of the Board and Board committees on which they served.

How are directors compensated?

      Only nonemployee directors are compensated for their services as directors. The breakdown of their compensation is as follows:

Stock Grant

•	A one-time grant of 1,000 shares of Common Stock to new directors.

•	600 shares of Common Stock are granted to participating directors annually for the purpose of further aligning directors’ and shareholders’ interests in improving stockholder value.

Fiscal Year Board Retainer commencing May 1 each year (no meeting fees are paid)

•	$25,000 paid in quarterly installments. Directors are required to have attended at least 75% of the combined total of all Board meetings and all meetings of Board committees on which they serve in order to receive the fourth quarter installment.

•	Additional fees are paid to directors on a quarterly basis as follows, provided that no individual director is eligible to receive more than a total of $10,000 per fiscal year for being Lead Director or chair or member of one or more committees:

Lead Director	$10,000
Audit Committee Chair	10,000
Compensation Committee Chair	5,000
Executive Committee Chair	5,000
Nominating and Corporate Governance Chair	5,000
Audit Committee Member	5,000

Subsidiary Board Fees

•	Nonemployee directors of HEI who serve on the Board of Directors of Hawaiian Electric Company, Inc. or American Savings Bank, F.S.B. receive a fiscal year retainer of $10,000 for each such Board position.

•	The nonemployee director who serves as chair of the Audit Committee on these Boards receives an additional sum of $5,000 for each fiscal year for chairing such Committee.

Do nonemployee directors receive a retirement benefit?

      At the meeting of the Board of Directors on December 17, 1996, the Board voted to terminate the Nonemployee Director Retirement Plan, which had been approved by the shareholders on April 17, 1990. Pursuant to the terms of the termination, the right of previously retired directors to receive benefits continues in accordance with the terms of the Plan as in effect at termination, and the present value of the accrued benefit of directors age 55 or younger or with 5 years of service or less as of April 22, 1997 has been paid out. The retirement benefit for all other directors who had been participating in the Plan (Mr. Myers and Ms. Plotts) were frozen as of December 31, 1996, and will be paid according to the terms of the Plan as in effect at termination. Accordingly, upon their retirement from service as a director, Mr. Myers and Ms. Plotts will each receive an annual payment of $15,000 (their annual retainer in effect at December 31, 1996) for a period equal to the number of years of their active service through December 31, 1996.

Committees of the Board

What committees has the Board established and how often did they meet?

      The Board of Directors has four standing committees: Audit, Compensation, Executive, and Nominating and Corporate Governance. The names of the members and the number of meetings held in 2002 are shown in the table below.

Nominating and
Corporate
Name	Audit	Compensation	Executive	Governance

Don E. Carroll	X	X		X

Robert F. Clarke*			X

Shirley J. Daniel	X

Constance H. Lau*

Victor Hao Li	X

T. Michael May*

Bill D. Mills	X**	X	X	X

A. Maurice Myers		X		X

Diane J. Plotts	X	X**	X

James K. Scott	X			X

Oswald K. Stender		X		X

Kelvin H. Taketa	X	X

Jeffrey N. Watanabe			X**	X**

Number of Meetings in 2002	6	3	1	3

 * Employee director
** Committee chair

What are the primary functions of each of the four committees?

      The Audit Committee provides independent and objective oversight of the Company’s (1) financial reporting processes, (2) audits of the financial statements, including appointment, compensation and oversight of the external auditor, (3) internal controls, and (4) risk assessment and risk management policies set by management. The Committee also reviews and approves related party transactions and reviews and resolves complaints from any employee regarding accounting, internal controls or auditing matters. All members of the Committee are nonemployee directors and none of them are members of audit committees of other publicly traded companies. See pages 35 and 36 for the Audit Committee Report.

      The Compensation Committee reviews the current salary and benefit administration policies and compensation and benefits strategy for the Company. All members of the Committee are nonemployee directors. The Compensation Committee annually evaluates the performance of the Chairman. At least once a year, the Compensation Committee meets in executive session with the other nonemployee directors of the Board to evaluate the Chairman’s performance and discuss his compensation. See pages 29 to 33 for the Compensation Committee Report on Executive Compensation.

      The Executive Committee exercises the authority delegated to it by the Board and is responsible for considering and making recommendations to the Board regarding any questions concerning the business and affairs of the Company. The Committee is authorized to act on matters brought before it when a meeting of the full Board is impractical. The Committee is comprised of nonemployee directors and the Chairman.

      The Nominating and Corporate Governance Committee reviews and recommends to the Board the slate of nominees to be submitted to the shareholders for election at the next Annual Meeting. Nominees are selected based on a number of considerations: (1) expertise/ competencies, (2) occupational and personal background, (3) ability to exercise independent, fair and impartial judgement, and (4) flexibility. In order to enhance Board performance, which in turn creates more effective corporate performance and enhanced shareholder value, the Committee also considers professional, ethnic, gender, and age as well as skills diversity. All members of the Committee are nonemployee directors. See page 16 for a discussion concerning the involvement of this Committee on matters relating to corporate governance.

Employment Separation Agreement

       The Company entered into an agreement with Robert F. Mougeot, former Financial Vice President, Treasurer and Chief Financial Officer of the Company, in connection with his retirement from the Company, effective November 13, 2002. In recognition of his service to the Company, the Company provided Mr. Mougeot a special retirement payment of $350,000 in three installments, with the first (in the amount of $75,000) payable upon his retirement, the second (in the amount of $100,000) payable on or before January 3, 2003, and the third (in the amount of $175,000) payable on or before January 5, 2004. Pursuant to the agreement, Mr. Mougeot received a 2002 annual bonus under the Executive Incentive Compensation Plan without any reduction adjustment for retirement before the end of 2002. Mr. Mougeot remains eligible under the Long-Term Incentive Plan for payouts under each of the three-year performance cycles that had commenced before his retirement, namely the cycles ending in 2002, 2003, and 2004, provided that, to the extent there is a payout under the cycles ending in 2003 and 2004, Mr. Mougeot will be eligible for a  2/3 payout and  1/3 payout, respectively, without, however, any further reduction adjustment for retirement before the end of 2002. Finally, in accordance with the existing terms of his outstanding option grants, all options previously granted to Mr. Mougeot became fully exercisable on the date of his retirement.

Stock Ownership Information

How much stock do the Company’s directors and executive officers own?

      The following table shows how many shares of Common Stock were owned as of February 26, 2003 by each director, Named Executive Officer (as listed in the Summary Compensation Table on page 22) and by all directors and executive officers as a group.

Amount of Common Stock and Nature of Beneficial Ownership

Name of Individual	Sole Voting or	Shared Voting or	Other Beneficial
or Group	Investment Power	Investment Power(1)	Ownership(2)	Stock Options(3)	Total

Nonemployee directors
Don E. Carroll	3,553				3,553
Shirley J. Daniel	1,000				1,000
Victor Hao Li	626	5,054	398		6,078
Bill D. Mills	6,874		5		6,879
A. Maurice Myers	10,381				10,381
Diane J. Plotts	3,690				3,690
James K. Scott	3,419				3,419
Oswald K. Stender	1,298				1,298
Kelvin H. Taketa	3,010				3,010
Jeffrey N. Watanabe	4,830		2		4,832
Employee directors and Named Executive Officers
Robert F. Clarke	20,221	4,863	1,886	93,254	120,224
Constance H. Lau	1,398		3,300	54,694	59,392
T. Michael May	9,717			37,301	47,018
Other Named Executive Officers
Curtis Y. Harada	535			2,660	3,195
Peter C. Lewis	4,228		414	4,434	9,076
Robert F. Mougeot		7,037		35,513	42,550
All directors and executive officers as a group (19 persons)	81,271	16,954	6,005	246,949	351,179	(4)

(1)	Shares registered in name of the individual and spouse.

(2)	Shares owned by spouse, children or other relatives sharing the home of the director or officer in which the director or officer disclaims personal interest.

(3)	Stock options, including accompanying dividend equivalent shares, exercisable within 60 days after February 12, 2003, under the 1987 Stock Option and Incentive Plan.

(4)	As of February 26, 2003, the directors and executive officers of HEI as a group beneficially owned 0.95% of Common Stock and no director or officer owned more than 0.33% of such stock.

Does anyone own more than 5% of the Company’s stock?

      No person is known to the Company to be the beneficial owner of more than 5% of Common Stock.

Were Section 16(a) beneficial ownership reporting forms filed with the SEC?

      Based on a review of forms filed by its reporting persons during the last fiscal year, the Company believes that they complied with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 except Curtis Y. Harada, Controller of the Company, Peter C. Lewis, Vice President-Administration and Secretary of the Company, Robert F. Mougeot, retired Financial Vice President, Treasurer and Chief Financial Officer, and Oswald K. Stender, director of the Company, who each failed to report one transaction in a timely fashion. Each of these reports has now been filed.

Executive Compensation

Summary Compensation Table

      The following summary compensation table shows the annual and long-term compensation of the chief executive officer and the five other most highly compensated executive officers of the Company and its subsidiaries serving during 2002 (collectively referred to as the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
		Annual Compensation			Compensation

					Awards	Payouts

					Securities
				Other Annual	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus(2)	Compensation	Options(3)	Payouts(4)	Compensation(5)
Position(1)	Year	($)	($)	($)	(#)	($)	($)

Robert F. Clarke	2002	653,000	785,533	–0–	50,000	266,000	14,076
Chairman, President & CEO	2001	630,000	382,906	–0–	50,000	233,179	39,803
	2000	604,000	–0–	–0–	50,000	–0–	35,120
T. Michael May	2002	472,000	286,960	–0–	25,000	150,645	7,314
President & CEO,	2001	415,000	163,257	–0–	20,000	54,540	18,881
Hawaiian Electric	2000	408,000	62,971	–0–	20,000	–0–	17,117
Company, Inc.
Constance H. Lau	2002	458,000	456,378	–0–	25,000	65,705	N/A
President & CEO,	2001	355,000	161,717	–0–	20,000	41,134	N/A
American Savings Bank,	2000	313,000	94,055	–0–	20,000	–0–	N/A
F.S.B.
Peter C. Lewis	2002	239,000	184,323	–0–	10,000	78,600	13,090
Vice President –	2001	225,000	108,784	–0–	5,000	62,100	27,797
Administration and	2000	217,000	–0–	–0–	5,000	–0–	24,632
Secretary
Robert F. Mougeot	2002	236,000	170,737	–0–	10,000	80,750	75,000
Former Financial Vice	2001	262,000	137,962	–0–	7,000	74,790	16,553
President, Treasurer	2000	253,000	–0–	–0–	7,000	–0–	14,711
and Chief Financial Officer
Curtis Y. Harada	2002	145,000	106,061	–0–	4,000	29,800	879
Controller	2001	140,000	60,417	–0–	3,000	26,390	3,143
	2000	136,000	–0–	–0–	3,000	–0–	2,837

(1)	Mr. Mougeot retired as Financial Vice President, Treasurer and Chief Financial Officer effective November 13, 2002. Eric K. Yeaman succeeded Mr. Mougeot effective January 15, 2003.

(2)	The Named Executive Officers are eligible for an incentive award under the Company’s annual Executive Incentive Compensation Plan (“EICP”). EICP bonus payouts are reflected as compensation for the year earned. The payment to Mr. Mougeot for 2002 was not reduced for his retirement before the end of 2002.

(3)	Options granted for the three-year period 2000-2002 contained dividend equivalents as further described below under the heading “Option Grants in Last Fiscal Year.”

(4)	Long-Term Incentive Plan (“LTIP”) payouts are determined in the first quarter of each year for the three-year cycle ending on December 31 of the previous calendar year. The payment to Mr. Mougeot for 2002 was not reduced for his retirement before the end of 2002.

(5)	Represents amounts accrued each year by the Company for certain preretirement death benefits provided to the Named Executive Officers, except Mr. Mougeot in 2002 and Ms. Lau. See the Compensation Committee Report on page 33 under the heading “Other Compensation Plans” for the discussion on preretirement death benefits. Also covers part of the special retirement payment for Mr. Mougeot that (as described on page 19 under the heading “Employment Separation Agreement”) is payable over three years beginning in 2002.

Option Grants in Last Fiscal Year

      The following table presents information on the nonqualified stock options which were granted to the six Named Executive Officers on April 22, 2002. The practice of granting stock options, which include dividend equivalent shares, has been followed each year since 1987.

OPTION GRANTS IN LAST FISCAL YEAR

	Number of
	Securities	Percent of
	Underlying	Total Options
	Options	Granted to	Exercise		Grant Date
	Granted(1)	Employees in	Price		Present
Name	(#)	Fiscal Year	($/share)	Expiration Date	Value(2) ($)

Robert F. Clarke	50,000	34%	$43.36	April 22, 2012	$546,500
T. Michael May	25,000	17	43.36	April 22, 2012	273,250
Constance H. Lau	25,000	17	43.36	April 22, 2012	273,250
Peter C. Lewis	10,000	7	43.36	April 22, 2012	109,300
Robert F. Mougeot	10,000	7	43.36	April 22, 2012	109,300
Curtis Y. Harada	4,000	3	43.36	April 22, 2012	43,720

(1)	These options vest in four equal annual installments. Additional dividend equivalent shares are granted at no additional cost throughout the four-year vesting period. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the Named Executive Officer and not issued during the period prior to the dividend record date. Accelerated vesting is provided in the event a Change-in-Control occurs. No stock appreciation rights have been granted under the Company’s stock option plans.

(2)	Based on a Binomial Option Pricing Model, which is a variation of the Black-Scholes Option Pricing Model. For the stock options granted on April 22, 2002, with a 10-year option period, an exercise price of $43.36, and with additional dividend equivalent shares granted for the first four years of the option, the Binomial Value adjusted for forfeiture risk is $10.93 per share. The following assumptions were used in the model: Stock Price: $43.36; Exercise Price: $43.36; Term: 10 years; Volatility: .1751; Interest Rate: 5.55%; and Dividend Yield: 7.00%. The following were the valuation results: Binomial Option Value: $5.45; Dividend Credit Value: $5.48; and Total Value: $10.93.

Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table shows the stock options, including dividend equivalents, exercised by the Named Executive Officers in 2002. Also shown is the number of securities underlying unexercised options and the value of unexercised in the money options, including dividend equivalents, at the end of 2002. Under the Stock Option and Incentive Plan, dividend equivalents have been granted to each of the Named Executive Officers as part of the stock option grant.

      Dividend equivalents permit a participant who exercises a stock option to obtain at no additional cost, in addition to the option shares, the amount of dividends declared on the number of shares of Common Stock with respect to which the option is exercised during the period between the grant and the exercise of the option. Dividend equivalents are computed, as of each dividend record date throughout the four-year vesting period, both with respect to the number of shares under the option and with respect to the number of dividend equivalent shares previously credited to the Named Executive Officer and not issued during the period prior to the dividend record date.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

					Number of Securities
					Underlying Unexercised	Value of Unexercised
					Options (Including	In the Money Options
					Dividend Equivalents)	(Including Dividend Equivalents)
		Dividend		Value	at Fiscal Year-End	at Fiscal Year-End(1)
	Shares	Equivalents	Value	Realized
	Acquired	Acquired	Realized	On Dividend	Exercisable/	Exercisable/
	On Exercise	On Exercise	On Options	Equivalents	Unexercisable	Unexercisable
Name	(#)	(#)	($)	($)	(#)	($)

Robert F. Clarke	80,000	6,017	$138,931	$261,375	91,801/139,536	$1,414,876/1,339,145
T. Michael May	37,000	11,399	239,053	496,156	36,721/ 61,024	612,421/ 590,164
Constance H. Lau	3,000	928	12,278	39,337	54,048/ 62,408	863,680/ 606,814
Peter C. Lewis	8,750	2,437	48,770	107,238	4,365/ 19,163	73,393/ 156,763
Robert F. Mougeot	15,000	4,749	103,005	209,009	35,513/ —	423,979/ —
Curtis Y. Harada	5,250	1,545	35,356	70,013	2,619/ 9,414	44,035/ 89,140

(1)	Value based on closing price of $43.98 per share on the New York Stock Exchange on December 31, 2002.

Long-Term Incentive Plan (LTIP) Awards

      The table on page 26 lists the LTIP awards made to the Named Executive Officers during 2002. The table shows potential payments that are tied to the achievement of better than average performance over a three-year period (2002-2004) relating to two separate goals for all the Named Executive Officers except Mr. May (who has a third goal in addition to the two goals listed immediately below) and Ms. Lau (who has three other goals that are unique to her).

      The two separate goals are (1) return on average common equity (weighted 60%), and (2) total return to shareholders (weighted 40%). The weighting of each goal applies to all the Named Executive Officers except Mr. May and Ms. Lau. The Company’s performance for the return on average common equity goal is based on an internal goal. The Company’s performance for the total return to shareholders goal is measured against the Edison Electric Institute (“EEI”) Index of Investor-Owned Electric Companies (“Peer Group”) as of December 31, 2004. This is the same Peer Group used for the

Stockholder Performance Graph shown on page 34. However, the performance of the LTIP Peer Group is calculated on a noncapitalized weighted basis whereas the Stockholder Performance Graph Peer Group is calculated on a capitalized weighted basis. The LTIP uses a noncapitalized weighted basis so as not to give a disproportionate emphasis to the larger companies in the Peer Group. For Mr. May, the two goals set forth above are (1) return on average common equity (weighted 30%), and (2) total return to shareholders (weighted 20%). Mr. May’s third goal (weighted 50%) is based on a prorated percent of allowed return on average common equity for Hawaiian Electric Company, Inc. and subsidiaries (consolidated HECO) for the same three-year LTIP cycle. Ms. Lau’s three goals for the same 2002-2004 LTIP cycle are (1) return of average common equity for American Savings Bank F.S.B. (ASB) (weighted 50%), (2) ASB net income (weighted 25%) and (3) ASB fee income (weighted 25%).

      The threshold for minimum awards under the 2002-2004 LTIP with respect to the return on average common equity goal for the Company is 11.33%. The threshold minimum award with respect to the total return to shareholders goal will be earned if the Company’s performance is at the 30th percentile of the Peer Group. Mr. May’s threshold minimum for his third goal, which must be achieved in at least two out of three years during the LTIP cycle, is a prorated percent of allowed return on average common equity for consolidated HECO of 90%. Ms. Lau’s threshold minimum for her three goals, which must be achieved in at least two out of three years during the LTIP cycle, is: (1) a return of average common equity for ASB of 11.78%, (2) average net income of $53.0 million and (3) average fee income of $28.8 million. Maximum awards with respect to the return on average common equity goal will be earned if the Company’s return on average common equity is 12.63%. Maximum awards with respect to the total return to shareholders will be earned if the Company’s performance is measured at the 70th percentile of the Peer Group. For Mr. May, the maximum award on his third goal will be earned if the prorated percent of allowed return on average common equity for consolidated HECO equals 100%. For Ms. Lau, the maximum award for her three goals will be earned based on: (1) a return of average common equity for ASB of 14.64%, (2) average net income of $65.9 million and (3) average fee income of $35.9 million. Earned awards are distributed in the form of 60% cash and 40% Common Stock with the maximum award level for each Named Executive Officer ranging from 70% to 150% of the midpoint of the officer’s salary grade range at the end of the three-year performance period.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

		Estimated Future Payouts

	Three-Year	Minimum
	Performance Cycle	Threshold(1)	Target	Maximum
Name	Ending Date	($)	($)	($)

Robert F. Clarke	12/31/04	$263,250	$526,500	$1,053,000
T. Michael May	12/31/04	157,800	315,600	631,200
Constance H. Lau	12/31/04	174,000	348,000	696,000
Peter C. Lewis	12/31/04	82,800	165,600	331,200
Robert F. Mougeot	12/31/04	30,100	60,200	120,400
Curtis Y. Harada	12/31/04	31,400	54,950	109,900

(1)	Assumes meeting minimum threshold on all goals; however, if only one goal (weighted 40%) is met, the minimum threshold estimated future payout would be: Mr. Clarke — $105,300; Mr. Lewis — $33,120; Mr. Mougeot — $12,040; and Mr. Harada — $12,560. For Mr. May, if only one goal (weighted 20%) is met, the minimum threshold estimated future payout would be $31,560. For Ms. Lau, if only one goal (weighted 25%) is met, the minimum threshold estimated future payout would be $43,500. There is no LTIP payout unless the minimum threshold is met on at least one of the goals.

Pension Plans

      All regular employees (including the Named Executive Officers) are covered by noncontributory, qualified defined benefit pension plans. The plans provide retirement benefits at normal retirement (age 65), reduced early retirement benefits and death benefits. The Named Executive Officers except Ms. Lau participate in the Retirement Plan for Employees of HEI and Participating Subsidiaries (“HEI Plan”). Ms. Lau participated in the HEI Plan while employed by HECO and HEI and is currently a participant in the American Savings Bank Retirement Plan (“ASB Plan”). Mr. Clarke and Mr. May also participate in the HEI Supplemental Executive Retirement Plan (“HEI SERP”) and Ms. Lau also participates in the ASB Supplemental Retirement, Disability, and Death Benefit Plan (“ASB SERP”) (see pages 27 and 28).

      Some executives are affected by Internal Revenue Code limitations on qualified plan benefits. They are, therefore, also covered under the HEI Excess Benefit Plan (“Excess Plan”) and the HEI Excess Pay Supplemental Executive Retirement Plan (“Excess Pay SERP”), which are noncontributory, nonqualified plans.

      The following table shows estimated annual pension benefits payable at retirement under the HEI Plan, Excess Plan and Excess Pay SERP based on base salary that is covered under the three plans and years of service with the Company and other participating subsidiaries.

PENSION PLAN TABLE

	Years of Service

Remuneration	5	10	15	20	25	30

$200,000	$20,400	$40,800	$61,200	$81,600	$102,000	$122,400
250,000	25,500	51,000	76,500	102,000	127,500	153,000
300,000	30,600	61,200	91,800	122,400	153,000	183,600
350,000	35,700	71,400	107,100	142,800	178,500	214,200
400,000	40,800	81,600	122,400	163,200	204,000	244,800
450,000	45,900	91,800	137,700	183,600	229,500	275,400
500,000	51,000	102,000	153,000	204,000	255,000	306,000
550,000	56,100	112,200	168,300	224,400	280,500	336,600
600,000	61,200	122,400	183,600	244,800	306,000	367,200
650,000	66,300	132,600	198,900	265,200	331,500	397,800
700,000	71,400	142,800	214,200	285,600	357,000	428,400

      The HEI Plan provides a monthly retirement pension for life. Benefits are determined by multiplying years of credited service and 2.04% (not to exceed 67%) times the participant’s Final Average Compensation (average base salary as shown for the Named Executive Officers in the Summary Compensation Table for any consecutive 36 months out of the last 10 years that produces the highest monthly average) without any offset for social security. As of December 31, 2002, the Named Executive Officers had the following number of years of credited service under the HEI Plan: Mr. Clarke, 15 years; Mr. May, 10 years; Ms. Lau, 15 years; Mr. Lewis, 34 years; Mr. Mougeot, 14 years (as of November 13, 2002); and Mr. Harada, 13 years.

      Benefits under the ASB Plan are determined by multiplying years of credited service (not to exceed 35 years) and 1.5% times the participant’s Final Average Compensation (average compensation as shown for Ms. Lau in the Summary Compensation Table for the highest five of the last ten years of credited service) without any offset for social security. As of December 31, 2002, Ms. Lau had three years of credited service under the ASB Plan. Her estimated annual benefit payable in the form of a single life annuity projected to age 65 is $52,000 based on her current compensation level.

      Section 415 of the IRC limits the retirement benefit that a participant can receive from qualified retirement plans such as the HEI Plan and ASB Plan. The limit for 2002 is $160,000 per year at age 65. The Company adopted the Excess Plan to provide benefits that cannot be paid from the qualified plans due to this maximum limit, based on the same formula as the qualified plans.

      IRC Section 401(a) limits a participant’s compensation that can be recognized under qualified retirement plans. The limit on the maximum compensation for 2002 under IRC Section 401(a) is $200,000. The Company adopted the Excess Pay SERP to provide benefits that cannot be paid from the qualified plans due to the maximum compensation limit under IRC Section 401(a), based on the same formula as the qualified plans.

      The Company also maintains two supplemental executive retirement plans (“HEI SERP” and “ASB SERP”) for certain executive officers. Mr. Clarke and Mr. May participate in the HEI SERP and

Ms. Lau participates in the ASB SERP. Benefits under the HEI SERP and ASB SERP are in addition to qualified retirement benefits payable from the HEI Plan, the ASB Plan and Social Security.

      Under the HEI SERP, the executive is eligible to receive, at age 60, a benefit of up to 60% (depending on years of credited service) of the participant’s average compensation, which includes amounts received under the annual EICP in the highest three out of the last five years of service. The benefit payable under the HEI SERP is reduced by the participant’s primary Social Security benefit and the benefit payable from the HEI Plan, but in no event is it less than the benefit that would be payable under the HEI Plan before any IRC Sections 415 and 401(a) reductions. The HEI SERP provides for reduced early retirement benefits at age 50 with 15 years of service or age 55 with five years of service, and survivor benefits in the form of an annuity in the event of the participant’s death after becoming eligible for early retirement. The overall total retirement benefits payable to Mr. Clarke in the form of a straight life annuity projected to age 65 is $390,469, based on his current compensation level ($92,395 from the HEI Plan and $298,074 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP). The overall total retirement benefits payable to Mr. May in the form of a straight life annuity projected to age 65 is $234,578, based on his current compensation level ($83,111 from the HEI Plan and $151,467 from the HEI SERP, with no amounts owing from the Excess Plan or the Excess Pay SERP).

      The ASB SERP provides a benefit at age 65 of up to 60% (depending upon years of service) of the participant’s average compensation (including 50% of the amounts received under the annual EICP) in the highest five consecutive years out of the last ten years of service, reduced by the participant’s primary Social Security benefit and the benefit payable from the ASB and HEI Plans, but in no event is it less than the benefit that would be payable under the ASB Plan before any IRC Sections 415 and 401(a) reductions. The ASB SERP also provides for termination and survivor benefits in certain circumstances. The overall total retirement benefits payable to Ms. Lau in the form of a straight life annuity projected to age 65 is $374,098, based on her current compensation level ($52,000 from the ASB Plan, $61,880 from the HEI Plan, $79,928 from the HEI Excess Pay SERP and $180,290 from the ASB SERP).

Change-in-Control Agreements

      Since 1989, the Company has entered into Change-in-Control Agreements with certain executives, including the Named Executive Officers listed in the Summary Compensation Table, to encourage and ensure their continued attention and dedication to the performance of their assigned duties without distraction in the event of potentially disruptive circumstances arising from a change-in-control of the Company.

      Each Agreement provides that benefits, compensation and position responsibility of these officers will remain at existing levels for a period of two years following a “Change-in-Control,” unless the “Expiration Date” of the Agreement has occurred. A “Change-in-Control” is defined to include a change-in-control required to be reported under the proxy rules in effect on the date of the Agreements, the acquisition by a person (as defined under the Securities Exchange Act of 1934) of 25% or more of the voting securities of the Company, or specified changes in the composition of the Board of Directors of the Company following a merger, tender offer or certain other corporate transactions. “Expiration Date” is defined as the earliest to occur of the following:

(1)	two years after a change-in-control;

(2)	termination of the executive’s employment by the Company for “Cause” (as defined in the Agreement) or by the executive other than for “Good Reason” (as defined in the Agreement);

(3)	retirement; or

(4)	termination of the Agreement by the Company’s Board of Directors, or termination of the executive’s employment prior to a change-in-control.

If the employment of one of these executives is terminated after a change-in-control and prior to the expiration date, the Company is obligated to provide a lump sum severance equal to 2.99 times the executive’s average W-2 earnings for the last five years (or such lesser period that the executive has been employed by the Company), subject to certain limitations. Based on W-2 earnings for the five most recent years (1998-2002), the lump sum severance would be as follows: Mr. Clarke — $3,727,249; Mr. May — $2,055,458; Ms. Lau — $1,345,283; Mr. Lewis — $1,107,363 and Mr. Harada — $651,353. In the event of a change-in-control, all outstanding stock options would be accelerated and become immediately exercisable.

Compensation Committee Report on Executive Compensation

Introduction

      The Compensation Committee of the Board, which is composed entirely of nonemployee, independent directors, makes decisions on executive compensation. The Committee is governed by a Charter which was approved by the Board on September 17, 2002. Actions of the Committee are subject to ratification by the full Board (excluding any affected individuals).

      The Committee has retained the services of an independent compensation consulting firm to assist the Committee in executive compensation matters.

Executive Compensation Philosophy

      The Committee applies the following principles for the executive compensation program:

•	maintain a compensation program that is fair in a competitive marketplace;

•	provide compensation opportunities that relate pay with the Company’s annual and long-term performance goals which support growth in shareholder value;

•	recognize and reward individual initiative and achievements; and

•	allow the Company to attract, retain, and motivate qualified executives who are critical to the Company’s success.

      The Committee believes that stock ownership by management is beneficial in aligning management’s and shareholders’ interests in improving shareholder value. It, therefore, uses stock options and stock payouts in the compensation program for the executive officers with a goal of increasing their stock ownership over time.

Executive Compensation Program

      The Company’s executive compensation program includes:

•	base salary;

•	potential for an annual bonus based on overall Company financial and operational performance as well as individual performance; and

•	the opportunity to earn long-term cash and stock-based incentives which are intended to encourage the achievement of superior results over time and to align executive officer and shareholder interests.

      The second and third elements constitute the “at-risk” portion of the compensation program and are designed to link the interests of the executive with those of the shareholders. This means that total compensation for each executive may change significantly from year to year depending on the short- and long-term performance of the Company and its subsidiaries.

Base Salary

      The Committee reviews salaries for executive officers in April of each year in consultation with the Committee’s independent compensation consultant. The consultant examines the position responsibilities of each officer at HEI and its subsidiaries against similar positions in similar organizations. All compensation references represent the fiftieth percentile or midpoint of pay practices found in similar organizations.

      Salaries for executive officers of the various companies are based on competitive references drawn from compensation surveys and are weighted as follows:

•	holding company — other electric utilities (25%), other financial institutions (25%), and general industry (50%)

•	electric utilities — other electric utilities (100%)

•	financial institution — other financial institutions (100%)

      Based on the information from these surveys, the consultant recommends a salary range for each executive officer position. The midpoint of the range approximates the fiftieth percentile of the survey data and the range has a spread of plus and minus 20% around this midpoint. Actual setting of an executive officer’s base salary (except for Mr. Clarke) is based on Mr. Clarke’s recommendation and the Committee’s approval.

      Mr. Clarke’s base salary is determined through the Committee’s overall evaluation of his performance during the preceding year. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the discretion of the Committee. Based on the survey data provided by the consultant, the resulting salary range recommendation, and the Committee’s overall evaluation of Mr. Clarke’s performance during 2001, Mr. Clarke’s base salary was increased from an annual rate of $630,000 to an annual rate of $665,000, effective May 1, 2002. The other Named Executive Officers also received salary increases ranging from 3.0% to 33.3%.

Annual Executive Incentive Compensation Plan

      Under the Executive Incentive Compensation Plan (“EICP”), annual incentive awards are granted upon the achievement of financial and nonfinancial performance measures established by the Committee in the early part of each calendar year. The measures are stated in terms of minimum, target and maximum goals. These measures, which may differ for individual Named Executive Officers, include:

•	earnings per share;

•	company (subsidiary) net income;

•	total return to shareholders measured against the EEI Peer Group for the same period;

•	company-specific financial, operational and strategic goals;

•	measurement of individual officer’s actual administrative and general expenses against budgeted expenses established at the beginning of the year; and

•	individual officer’s performance.

      The EICP has a minimum financial performance threshold linked to earnings per share or net income (based on whether the measurement is at the Company or subsidiary level) which must be achieved before a bonus can be considered. The maximum awards under the EICP differ for each of the Named Executive Officers, currently ranging from a low of 60% to a high of 150% for Mr. Clarke based on the midpoint of the salary grade range at the end of the year for each officer. The Committee establishes the minimum, target and maximum EICP potential award levels for the Named Executive Officers based on recommendations from the Committee’s independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric companies included in the Peer Group.

      Under the 2002 EICP, Mr. Clarke received a payout of $785,533 in early 2003. This resulted from achievement of (1) the earnings per share goal (weighted 60%) between the target and maximum level (2) the total return to shareholders’ goal (weighted 15%) above the maximum level and (3) four out of five individual operational goals (weighted 5% each). The EICP award for Mr. Clarke was exclusively based on the foregoing measures. No further adjustment was made by the Committee. The other Named Executive Officers also received EICP payouts under the 2002 EICP.

Long-Term Incentive Plan

      The Company provides a long-term incentive plan (“LTIP”) that is linked to the long-term financial performance of the Company. All awards under the LTIP are paid 60% in cash and 40% in Common Stock. The LTIP goals are based on achieving financial criteria established by the Committee for a three-year period. A new three-year performance period starts each year. In February 2003, the Committee established the financial measures for the 2003-2005 cycle for the Named Executive Officers at HEI. There are two goals for the Named Executive Officers at HEI other than Mr. May and Ms. Lau: (1) return on average common equity goal (weighted 60%) and (2) total return to shareholders goal (weighted 40%). The return on average common equity goal is based on HEI’s 3-year return on average common equity measured against internal minimum, target and maximum goals for HEI. The total return to shareholders goal is measured against the Peer Group and is based on HEI’s percentile position compared to the Peer Group, measured at minimum, target and maximum levels.

      For Mr. May, the return on average common equity goal is weighted 30% and the total return to shareholders is weighted 20%. In addition, Mr. May has a third LTIP goal (weighted 50%) measured against the consolidated utility companies’ allowed rate of return on average common equity. Ms. Lau has three LTIP goals relating to American Savings Bank’s (1) return on average common equity (weighted 50%), (2) net income (weighted 25%) and (3) fee income (weighted 25%). The achievement of each of the goals for each of the Named Executive Officers is expressed in terms of minimum, target and maximum levels. The LTIP award levels for each of the Named Executive Officers are established by the Committee based on recommendations from the Committee’s independent compensation consultant. The consultant bases its recommendations on an assessment of competitive practices from a cross-section of all industries, including some of the electric companies included in the Stockholder Performance Graph. These goals are covered in more detail in the discussion of the LTIP Awards on pages 24 and 25.

      For the three-year cycle ending December 31, 2002, all of the Named Executive Officers received an LTIP payout for the total return to shareholders goal, weighted 40% for the Named Executive Officers except Mr. May and Ms. Lau whose weighting for the goal was 20%. The Company’s total return to shareholders for the three-year cycle was 85% compared to the median for the Peer Group of 30%. Mr. Clarke received a payout for this goal of $266,000 in early 2003. There was no payout for the return on average common equity goal because the Company’s return for the three-year cycle was below the threshold level. The other Named Executive Officers also received payouts under the 2000-2002 LTIP.

Stock Options

      The Committee can grant nonqualified stock options, incentive stock options, restricted stock, stock appreciation rights, and dividend equivalents based on the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc., which was previously approved by the shareholders in 1996. In 2002, only nonqualified stock options with dividend equivalents were issued to the Named Executive Officers under the Plan. Periodically, the Committee requests its independent compensation consultant to assess competitive practices with respect to stock option grants from a cross-section of all industries, including some of the electric companies included in the Stockholder Performance Graph. Based on this assessment, the consultant recommends a range of stock option grants for each of the Named Executive Officers. This range takes into account the fact that a portion of the officer’s long-term incentive opportunity is delivered through participation in the LTIP. In granting stock options, the Committee takes into consideration the amount and value of current options outstanding. The grants are intended to retain the officers and to motivate them to improve long-term stock performance. Stock options are granted at average fair market value which is based on the average of the daily high and low sales prices of Common Stock on the New York Stock Exchange during the calendar month immediately preceding the date of grant. Stock options generally vest in equal installments over a four-year period.

      In 2002, the Compensation Committee granted Mr. Clarke a stock option award of 50,000 shares of Common Stock plus dividend equivalents with an exercise price of $43.36 per share. The award was based on the consultant’s recommendation and the independent evaluation of an appropriate award level by the Committee. In this evaluation, the Committee took into account prior grants to Mr. Clarke and an overall subjective evaluation of his job performance. To receive the dividend equivalents, which accrue only during the first four years following a stock option grant, Mr. Clarke must exercise the underlying stock option before the expiration of the ten-year period from the date the option was granted. The other Named Executive Officers also received stock option awards of Common Stock plus dividend equivalents in 2002.

      In December 2002, the Company elected to adopt the fair value based method of accounting for its stock options, as prescribed by Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” as amended.

Other Compensation Plans

      The Named Executive Officers participate in certain broad-based employee benefit plans and executive retirement and death benefits adopted by the Company. Other than the HEI Retirement Savings Plan (which qualifies under Sections 401(a) and 401(k) of the IRC), which offers the Common Stock as one of the investment options, benefits under these other plans are not tied to Company performance.

      The Company provides additional retirement benefits which are discussed on pages 26 to 28 for the Named Executive Officers and certain other employees. In the event of death during active employment, the Company also provides all the Named Executive Officers (except Ms. Lau) and certain other employees $50,000 term life insurance plus an amount equal to two times the employee’s salary on an after-tax basis at the date of death, paid by the Company to the employee’s beneficiary. If the employee dies after retirement, this benefit is reduced to $20,000 term life insurance plus an amount equal to one times the employee’s salary at retirement, also on an after-tax basis. For Ms. Lau, American Savings Bank provides term life insurance equal to one and one-half times her salary at the date of death in the event of death during active employment. If Ms. Lau dies after retirement, the Company provides a payout to her beneficiary in an amount equal to one times her salary at the date of her retirement on an after-tax basis.

      Finally, the Committee reviewed the provisions of Section 162(m) of the IRC, relating to the $1 million deduction cap for executive salaries and believes that no compensation for the six Named Executive Officers will be governed by this regulation except for Mr. Clarke and Mr. May. As explained above in connection with the proposal relating to your approval of amendments to the 1987 Stock Option and Incentive Plan, certain amendments to that Plan are designed to enhance the Company’s ability to structure compensation alternatives that are not limited by the provisions of Section 162(m). While the Committee intends to rely on such alternatives to the extent consistent with its overall compensation policy, it reserves the right to award nondeductible compensation in circumstances where it considers this appropriate.

SUBMITTED BY THE

COMPENSATION COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Diane J. Plotts, Chair

Don E. Carroll
Bill D. Mills
A. Maurice Myers
Oswald K. Stender
Kelvin H. Taketa

Stockholder Performance Graph

      The graph below compares the cumulative total shareholder return on HEI Common Stock against the cumulative total return of companies listed on Standard & Poor’s (“S&P”) 500 Stock Index and the EEI Peer Group (65 companies were included in the Index in 2002). The companies comprising the EEI Peer Group serve over 90% of the customers of the investor-owned electric utility industry. The graph is based on the market price of common stock for all companies at December 31 each year and assumes that $100 was invested on December 31, 1997 in HEI Common Stock and the common stock of all companies and that dividends were reinvested for all companies.

Comparison of Five-Year Cumulative Total Return

Among Hawaiian Electric Industries, Inc.,
S&P 500 Index, and EEI Peer Group

1997-2002

Equity Compensation Plan Information

       The following chart is relevant to your consideration of the proposal regarding approval of amendments to the 1987 Stock Option and Incentive Plan. It sets forth information as of December 31, 2002 about Common Stock that may be issued upon the exercise of awards granted under all of the Company’s equity compensation plans.

Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected in
Plan category	warrants and rights(1)	warrants and rights	column(a))

Equity compensation plans approved by shareholders	731,451	$36.62	498,739

(1)	This represents the number of shares under options outstanding as of December 31, 2002 and dividend equivalent shares accrued as of December 31, 2002 under such options.

Audit Committee Report

       The Audit Committee is responsible for providing independent, objective oversight of HEI’s accounting functions and internal controls. It operates and acts under a written charter, which was adopted and approved by the Committee and the HEI Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix B. The Committee is composed of seven independent directors whose independence has been determined by the Board of Directors in accordance with the definition of independence in the Audit Committee charter and current standards set forth in the New York Stock Exchange Listed Company Manual. Mr. Mills, Mr. Carroll, Dr. Daniel and Ms. Plotts have been determined by the Board of Directors to be the “financial experts” on the Audit Committee.

      The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the Company’s consolidated financial statements and reporting process, including the systems of internal controls. The independent public accountants have the responsibility for the independent audit of the consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America.

      In connection with these responsibilities, the Audit Committee held five regular meetings in 2002. In these meetings with management and KPMG LLP, HEI’s independent public accountants, the Committee’s review and discussion included the audited consolidated financial statements, audit plan, and quality/adequacy of internal controls. The Committee believes that management maintains an effective system of internal controls that results in fairly presented consolidated financial statements. Discussions with KPMG LLP included the matters required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards §380), which incorporates information regarding the scope and results of the audit.

Auditors’ Independence

      KPMG LLP provided the Committee with written disclosures and a letter regarding its independence from management as required by Independence Standards Board Standard No. 1 (Independence

Discussion with Audit Committee). Based on its review of the disclosure statements and discussions with KPMG LLP, the Audit Committee satisfied itself as to the independence of the external auditor.

Auditors’ Fees

      The following table sets forth the aggregate fees billed to HEI for the years ended December 31, 2002 and 2001 by KPMG LLP:

	2002	2001

Audit fees (principally consisted of fees associated with the audit and quarterly reviews of the consolidated financial statements, issuances of letters to underwriters, compliance and statutory audits, review of registration statements, and issuance of consents)	$991,000	$914,000
Audit related fees (principally consisted of fees associated with the audit of the financial statements of certain employee benefit plans)	43,000	41,000
Tax fees (tax consultation and tax compliance services):
American Savings Bank	49,000	165,000
HEI Power Corp.	538,000	148,000
Other	16,000	15,000
Financial information systems design and implementation fees	0	0
All other fees	0	175,000

	$1,637,000	$1,458,000

      The Audit Committee approved and adopted preapproval policies and procedures for nonaudit services proposed to be performed by the Company’s independent auditor. The policies and procedures were implemented in 2002. In addition, the Audit Committee reviewed the professional fees billed by KPMG LLP and determined that the provision of nonaudit services was compatible with the maintenance of the auditors’ independence.

      Based on its discussions with management and KPMG LLP and review of their representations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in HEI’s 2002 Annual Report on Form 10-K.

SUBMITTED BY THE

AUDIT COMMITTEE
OF THE HEI BOARD OF DIRECTORS

Bill D. Mills, Chair

Don E. Carroll
Shirley J. Daniel
Victor Hao Li
Diane J. Plotts
James K. Scott
Kelvin H. Taketa

Indebtedness of Management

Did the Company or any subsidiary provide loans to directors or executive officers?

      American Savings Bank, F.S.B. (“ASB”), a subsidiary of the Company, offers preferential rate loans to its directors and executive officers, as allowed by the amended Federal Reserve Act.

      Four ASB directors who are also directors of HEI (Mr. Clarke, Ms. Lau, Ms. Plotts, and Mr. Watanabe) and one Named Executive Officer of the Company (Mr. Lewis), whose aggregate indebtedness to ASB exceeded $60,000 at any time during 2002, received preferential rate loans as shown below.

	Largest
	Loan
	Amount	Loan		Average
	Outstanding	Amount		Interest
	During	Outstanding	Type of	Rate
	2002	on 1/31/03	Transaction	Charged(1)

Robert F. Clarke	$985,040	$947,441	First Mortgage	3.7%
Constance H. Lau	896,500	880,015	First Mortgage	3.7%
Constance H. Lau	50,000	47,564	Second Mortgage	4.2%
Peter C. Lewis	121,061	59,232	First Mortgage	3.7%
Diane J. Plotts	284,700	0	First Mortgage	5.0%
Diane J. Plotts	486,000	479,035	First Mortgage	3.5%
Jeffrey N. Watanabe	618,973	603,222	First Mortgage	3.7%

(1)	The first mortgage rate is based on ASB’s policy for employees and directors using a formula of .50% premium above the cost of funds or .50% premium above the Applicable Federal Rate established by the Internal Revenue Service, whichever is greater. The second mortgage rate uses the same formula with a premium of 1.0%.

      ASB made other loans, established lines of credit and issued credit cards to directors and executive officers of the Company, and to members of their immediate families. These loans and extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

      In addition to the above loans financed by ASB, T. Michael May (also a director of the Company) is currently indebted to Hawaiian Electric Company, Inc. in the amount of $100,000 for an employee relocation loan made to him in 1993, prior to the enactment of the Sarbanes-Oxley Act of 2002. The loan is an interest only loan at an interest rate of 6.28%, with the unpaid principal and interest due on June 30, 2004 or sooner if Mr. May ceases to be an employee of Hawaiian Electric Company, Inc.

Transactions with Directors and Executive Officers

Did the Company enter into any transactions with directors or executive officers?

      Director Jeffrey Watanabe is a partner in the law firm of Watanabe Ing Kawashima and Komeiji LLP that performed legal services for the Company and certain of its subsidiaries during 2002.

Are there any legal proceedings involving directors or executive officers?

      Currently ASB is pursuing litigation against PaineWebber to obtain rescission and damages with respect to approximately $84 million of securities that ASB purchased in 1999 and 2000. In this litigation, PaineWebber has filed a counterclaim against ASB. A sister of Dr. Victor Li, a director of the Company, worked on the disputed transactions for PaineWebber. Dr. Li never participated in any discussions or decisions regarding these transactions.

Other Information

How is the solicitation to be made and what is its cost?

      The Company pays all expenses of the proxy solicitation. Georgeson Shareholder Communications Inc. has been hired to assist in the distribution of proxy materials and solicitation of votes for $5,000 plus reasonable out-of-pocket expenses. In addition, the Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their expenses to forward proxy and solicitation material to shareholders.

What is the deadline for submitting a proposal for next year’s Annual Meeting?

      Shareholders who want to have a proposal included in the Proxy Statement and form of proxy for the 2004 Annual Meeting of Shareholders must notify the Secretary of the Company in writing. The proposal must be received by November 14, 2003.

How can business matters be brought before the Annual Meeting and how will they be voted?

      Shareholders who want to properly present business before the Annual Meeting must give notice to the Secretary of the Company no later than 60 days nor earlier than 90 days prior to the anniversary date of the preceding year’s annual meeting. To be timely in the year 2004, notice must be received by the Secretary of the Company no later than February 22, 2004 nor earlier than January 23, 2004. The notice must be in writing and state the reason and brief description of the business, the name and address of the shareholder, number of shares of Common Stock owned by the shareholder, and any material interest of the shareholder in such business, and include a representation that the shareholder will present the business before the meeting in person or by proxy.

How can shareholders make recommendations for director nominees?

      You can recommend any person as a nominee for director of HEI by writing to the Nominating and Corporate Governance Committee, in care of the Secretary, Hawaiian Electric Industries, Inc., P.O. Box 730, Honolulu, Hawaii 96808-0730. Recommendations must be received by December 14, 2003 for consideration by the Committee for the 2004 Annual Meeting of Shareholders. The recommendation must include the nominee’s qualifications and other relevant biographical information and confirmation of the nominee’s consent to serve.

      If other business is properly brought before the Annual Meeting, or at any adjournment, the persons named on the enclosed proxy will vote your stock in accordance with their best judgement. The Company knows of no other business to be presented at the 2003 Annual Meeting.

      Please vote your proxy as soon as possible to make certain that your shares will be counted at the meeting.

Peter C. Lewis
Vice President-Administration and Secretary

March 10, 2003

Hotel Street
Please be advised that parking in downtown Honolulu is very limited.
Bishop Square Parking
Alii Place
Parking entrance
Municipal Parking entrance
Parking exit
Pauahi Tower
Bishop Street
Alakea Street
American Savings Bank Tower 8th Floor
Meeting Site
Tamarind Park
South King Street

Appendix B

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF
HAWAIIAN ELECTRIC INDUSTRIES, INC.
ADOPTED SEPTEMBER 17, 2002
(AS AMENDED OCTOBER 22, 2002)

Purpose

      There shall be a committee of the board of directors of Hawaiian Electric Industries, Inc. (“HEI” or the “Company”) to be known as the audit committee. The audit committee shall assist the board of directors in fulfilling its oversight responsibilities. The audit committee’s primary duties and responsibilities are to:

•	Monitor the quality and integrity of the Company’s financial statements, financial reporting process and systems of internal controls regarding risk management, finance, accounting, and legal and regulatory compliance.

•	Monitor the independence and qualifications of the Company’s independent auditors and the performance of the independent auditors and the internal auditing department.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the board of directors.

•	Issue the report pursuant to Item 306 of Regulation S-K of the Securities and Exchange Commission (“SEC”) that is required to be included in the Company’s annual proxy statement.

Membership

      The audit committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors, might interfere with their exercise of independent judgment as a committee member.

      The audit committee will consist of a minimum of three members who shall be appointed annually by the board of directors. New members will be proposed by the nominating and corporate governance committee for approval and appointment by the board of directors.

      A chairperson of the audit committee shall be appointed by the board of directors. The audit committee shall meet no less than four times a year. The chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. The audit committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

      Each member of the audit committee shall be qualified to serve thereon under the requirements of the New York Stock Exchange (“NYSE”) and the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules and regulations promulgated by the SEC pursuant to the Act. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the board) are the only compensation a member of the audit committee may receive from the Company.

      No director may serve as a member of the audit committee if such director serves on the audit committee of more than two other public companies, unless the board determines that such simultaneous service would not impair the ability of such director to serve effectively on the audit committee. Any such determination must be disclosed in the Company’s annual proxy statement.

      The audit committee shall also comply with the NYSE’s requirements that all members be financially literate, and that at least one member have accounting or related financial management expertise. Further, either (i) at least one member of the audit committee must be a “financial expert,” as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the audit committee satisfies such rules and regulations, the committee promptly shall so inform the Company.

Responsibilities

      The audit committee shall provide assistance to the board in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to risk management, corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and management of the Company.

      In carrying out these responsibilities, the audit committee will:

1. Have sole authority (subject to shareholder ratification, if applicable) to retain and terminate the independent auditors who will audit the books of the Company and its subsidiaries (with the input, if the audit committee so desires, of Company management and, as appropriate, management and boards of directors of the Company’s subsidiaries). The independent auditors are ultimately accountable to the audit committee of the board of directors.

2. Have sole authority to approve the independent auditors’ fee arrangements and other terms of service, and to approve all non-audit engagements of the independent auditors permitted by the Act, including the fees therefore and the terms of service (in each case, with the input, if the audit committee so desires, of Company management). Approvals of all audit and permitted non-audit services will be made in advance of the provision of such services. The audit committee may delegate the preapproval of audit and permitted non-audit services to one or more of its members, provided that such members shall report any such approvals to the full committee.

3. At least annually, obtain and review a report by the independent auditors describing:

(a) The independent auditors’ internal quality-control procedures;

(b) Any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to address any such issues; and

(c) All relationships between the independent auditors and the Company (in order to assess the independence of the independent auditors).

4. Evaluate the qualifications, independence and performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject, if applicable, to shareholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant. The audit committee will present its conclusions with respect to the independent auditor to the full board.

(a) In making its evaluation, the audit committee should take into account the opinions of management and the Company’s internal auditors.

(b) The audit committee should actively engage in a dialogue with the independent auditors with respect to the disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and recommend that the board take appropriate action to satisfy itself of the auditors’ independence.

(c) The audit committee should further ensure the regular rotation of the lead partner and the reviewing partner to the extent required by law, and should further consider whether there should be regular rotation of the Company’s independent auditors.

(d) The audit committee should also ensure that the chief executive officer, chief financial officer, chief accounting officer, controller or any person serving in an equivalent position was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company’s audit.

5. Meet with the independent auditors, internal auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, monitor such plan’s progress and results during the year, and, at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors. The audit committee should instruct the independent auditors that they are ultimately accountable to the audit committee, and that the audit committee is responsible for the selection (subject, if applicable, to shareholder ratification), evaluation and termination of the Company’s independent auditors.

6. Review with the independent auditors, internal auditors and Company management the adequacy and effectiveness of the risk, financial, accounting and internal controls of the Company as well as of the disclosure controls of the Company, and elicit any recommendations that they may have for the improvement of such internal and disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper and the adequacy of disclosure controls to identify on a timely basis material information that should be disclosed to current and prospective investors. Further, the audit committee will periodically review the Company’s Code of Conduct. The audit committee will also periodically discuss the Company’s major financial risk exposures and steps management has taken to monitor and control such exposures.

7. Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

(a) The Company’s administrative, operational and auditing internal controls and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and code of conduct.

(b) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors and internal auditors.

(c) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(d) Any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

8. Review the reports required by Sections 302, 404 and 906 of the Act, and the rules, if any, promulgated thereunder.

9. Regularly review the responsibilities, budget and staffing of the internal audit function of the Company, including the proposed programs for the coming year and the coordination of such programs with the independent auditors, with particular attention to maintaining the best possible effective balance between independent and internal auditing resources. In carrying out this review the audit committee shall make inquiry and engage in separate discussions with the Company’s independent auditors, internal auditors and management of the Company.

10. Review summaries of findings from completed internal audits and a progress report on the proposed internal audit plan with explanations for any deviations from the original plan.

11. Discuss with management, the Company’s independent auditors, and, if appropriate, the Company’s internal auditors, the following:

(a) All critical accounting policies and practices to be used by the Company, and all material accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company’s financial statements, as are deemed appropriate for review by the audit committee, prior to any interim or year-end filings with the SEC or other regulatory body.

(b) Major issues regarding the accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(c) Analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative Generally Accepted Accounting Principles (“GAAP”) methods on the financial statements and all alternative treatments within GAAP of financial information that have been discussed by the independent auditors and management, and the treatment preferred by auditors.

(d) The effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

(e) All other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

12. Receive and discuss periodic reports from the independent auditors and management on significant accounting or financial reporting developments that may have a bearing on the Company in order to assess the impact on the Company.

13. Discuss the disclosures and quarterly financial statements contained in the quarterly reports of HEI and Hawaiian Electric Company, Inc. (“HECO”) on SEC Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and with the independent auditors to determine that the independent auditors concur with the disclosure and content of the financial statements presented to the shareholders. Any material changes in accounting principles or accounting for new significant items will be reviewed.

14. Prior to the release of the annual report to shareholders and the reports of HEI and HECO on SEC Form 10-K, discuss disclosures and the financial statements to be contained therein, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and with the independent auditors to determine that the independent auditors concur with the disclosure and content of the financial statements to be presented to the shareholders. Any material changes in accounting principles or accounting for significant new items will be reviewed.

15. Discuss the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance (if any) provided by the Company to analysts and rating agencies. This responsibility may be discharged generally (i.e., the audit committee may discuss the types of information to be disclosed and the types of presentation to be made), and does not require that each earnings release or each provision of financial information and earnings guidance (if any) be discussed in advance.

16. Meet separately, periodically, with management, with internal auditors, and with independent auditors.

17. At all of its meetings make sufficient opportunity available for the independent auditors to meet with the members of the audit committee without members of management present. The audit committee must regularly review with the independent auditors any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management, including such matters as:

(a) any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise);

(b) any communications between the independent auditors’ audit team and national office respecting auditing or accounting issues presented by the engagement; and

(c) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company.

18. Attempt to resolve all disagreements between the Company’s independent auditors and management regarding financial reporting.

19. With respect to the hiring of employees of the Company’s independent auditors, it is the policy of the Company that the hiring of any such employee or former employee of the independent auditors must be approved in advance by the Committee, and that no employee of the independent auditor who, within one year prior to the initiation of the audit, participated in any capacity in the Company’s audit shall be hired as the chief executive officer, chief financial officer, chief accounting officer, controller or any person serving in an equivalent position.

20. Minutes of all meetings of the audit committee shall be submitted to the board of directors of the Company. The audit committee shall further report regularly to the full board and will review with the full board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function and other matters of importance to the full board.

21. Meet with the Company legal counsel, as appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company.

22. Issue the report pursuant to Item 306 of Regulation S-K of the SEC that is required to be included in the Company’s annual proxy statement addressing the Committee’s review of the Company’s financial statements, certain communications with management and with the independent auditors, the Committee’s recommendation as to whether the financial statements should be included in the Company’s annual report on Form 10-K.

23. Review the Company’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. The audit committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors or internal auditors.

24. Review the Company’s program to monitor compliance with the Company’s code of conduct, and meet periodically with the Company’s compliance officer to discuss compliance with the code of conduct.

25. Obtain from the Company’s independent auditors any information pursuant to Section 10A of the Securities and Exchange Act of 1934.

26. Maintain procedures, as set forth in Annex A hereto, for the receipt, retention and treatment of complaints received by the Company regarding financial statement disclosures, accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

27. Cause to be made an investigation into any appropriate matter brought to its attention within the scopes of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

28. The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of the meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

29. The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to this Charter and any recommended changes to the Company’s or the Board’s policies or procedures.

30. Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate in the course of fulfilling its duties without the necessity of seeking board approval, the cost of such advisors to be borne by the Company.

31. Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the audit committee or the board deems necessary or appropriate.

      In carrying out its responsibilities, the policies and procedures of the audit committee should remain flexible in order that it can best react to changing conditions and assure the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

Annex A

Procedures for the Submission of Complaints or Concerns

Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls or Auditing Matters

1.	The Company shall forward to the Audit Committee of the Board of Directors any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

2.	Any employee of the Company may submit, on a confidential, anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, in care of the Corporate Secretary, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this in the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Any such envelopes received by the Corporate Secretary shall be forwarded promptly to the Chair of the Audit Committee. Upon receipt of any complaint or concern with respect to HECO or American Savings Bank, F.S.B. (“ASB”), the Chair of the Audit Committee shall promptly forward a copy of the complaint or concern to the chair of the audit committee of HECO or ASB, as appropriate.

3.	At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto, provided, however, that the Chair of the Audit Committee will consult with the chair of the audit committee of HECO or ASB, as appropriate, before any decision is made with respect to the handling of a complaint or concern involving either of those companies.

4.	The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

5.	This Annex A shall appear on the Company’s website as part of this Charter.

Appendix C

1987 Stock Option and Incentive Plan of

Hawaiian Electric Industries, Inc.
(as amended and restated effective January 21, 2003)

I.     General Provisions

   1.1     Purposes of the Plan

      The purposes of the 1987 Stock Option and Incentive Plan of Hawaiian Electric Industries, Inc. (the “Company”) are to provide a means to attract and retain high caliber personnel and to provide to participating employees long-term incentives for sustained high levels of performance for the Company and its subsidiaries. These purposes may be achieved through the granting of Incentive Awards under the Plan.

   1.2     Definitions

      (a) “Average Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal for all trading days during the calendar month preceding the determination date. If the Common Stock is not admitted to trade on the New York Stock Exchange, the Average Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

      (b) “Board” means the Board of Directors of Hawaiian Electric Industries, Inc.

      (c) “Code” means the Internal Revenue Code of 1986, as amended.

      (d) “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

      (e) “Common Stock” means the Common Stock of Hawaiian Electric Industries, Inc.

      (f) “Company” means Hawaiian Electric Industries, Inc. and any successor corporation.

      (g) “Employee” means any regular full-time employee of the Company or any of the Company’s present or future parent or subsidiary corporations (as defined in Section 424 of the Code), or any successor of such corporation.

      (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      (i) “Fair Market Value” means, as of any determination date, the average of the daily high and low sales prices of the Common Stock on the composite tape for stocks listed on the New York Stock Exchange as quoted in the New York Stock Exchange Composite Transactions published in the Western Edition of The Wall Street Journal on the date as of which Fair Market Value is to be determined, or if there is no trading of Common Stock on such date, the average of the daily high and low sales prices of the Common Stock as quoted in such Composite Transactions on the next preceding date on which there was trading in such shares, or if the Common Stock is not admitted to trade on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee in such other reasonable manner as the Committee shall decide.

      (j) “Incentive Award” means a Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Dividend Equivalent, Restricted Stock Unit or Performance Award granted or sold under the Plan.

      (k) “Incentive Stock Option” means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

      (l) “Nonqualified Stock Option” means a stock option other than an Incentive Stock Option.

      (m) “Option” means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

      (n) “Participant” means any Employee or, in the case of death of the Employee, the Employee’s beneficiary, selected to receive an Incentive Award pursuant to Section 1.5 hereof.

      (o) “Payment Event” means the occurrence of the event or events giving rise to the right to payment of a Performance Award.

      (p) “Performance Award” means an award, payable in cash or Common Stock or combination thereof, the value of which is based on the achievement of Performance Goals or such other criteria as may be determined by the Committee.

      (q) “Performance Goal” shall mean one or more of the following business criteria applied to a Participant and/or a business unit or the Company and/or a parent or subsidiary of the Company: (1) total return to shareholders; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before all or any interest, taxes, depreciation and/or amortization (“EBIT”, “EBITA”, or “EBITDA”); (5) gross revenue; (6) return on assets; (7) market share; (8) cost reduction goals; (9) earnings from continuing operations, levels of expense, cost or liability; (10) performance against operational budgets; (11) a Participant’s individual operational project goals; (12) return on average common equity; (13) individual performance goals; and (14) any combination of, or a specified increase or decrease of one or more of the foregoing over a specified period, in each case, as applicable, as determined in accordance with generally accepted accounting principles, where applicable.

      (r) “Plan” means the Company’s 1987 Stock Option and Incentive Plan as amended and restated and set forth herein, as amended from time to time.

      (s) “Purchase Price” means the purchase price to be paid by a Participant for Restricted Stock as determined by the Committee.

      (t) “Restricted Stock” means Common Stock that the Participant may purchase at a price determined by the Committee, or Common Stock to which the Participant may become entitled without payment of any price upon the lapse of restrictions specified in the restricted stock agreement under which Common Stock is granted, in either case which Common Stock is nontransferable and subject to substantial risk of forfeiture until specific restrictions are satisfied or lapse. Restrictions may be based on continuing employment or achievement of preestablished performance objectives or both.

      (u) “Restricted Stock Unit” means the right to receive a share of the Company’s Common Stock or the Fair Market Value or Average Fair Market Value thereof in cash (as determined by the Committee) granted pursuant to Section VIII of the Plan.

      (v) “Rule 16b-3” means Rule 16b-3 promulgated under Section 16 of the Exchange Act (or any other comparable provisions in effect at the time or times in question).

      (w) “Stock Appreciation Right” or “Right” means a right granted pursuant to Section V of the Plan to receive a number of shares of Common Stock, or an amount of cash, or a combination of shares and cash, based on the increase in the Fair Market Value of the share subject to the right.

      (x) “Stock Payment” means a payment in shares of the Company’s Common Stock (valued at Fair Market Value or Average Fair Market Value, as determined by the Committee) to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to a Participant in cash.

   1.3     Shares of Common Stock Subject to the Plan

      (a) Subject to the provisions of Section 1.3(c) and Section 9.1 of the Plan, the aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards under the Plan shall be 4,650,000 shares; provided that of these shares, the 2,000,000 shares that were added to the Plan by amendment effective January 21, 2003, shall not be subject to any Incentive Awards other than Options, Dividend Equivalents or Stock Appreciation Rights. Notwithstanding the foregoing, but subject to Section 9.1 of the Plan, commencing with the 2003 calendar year, the aggregate number of shares of Common Stock with respect to which Incentive Awards (including Incentive Awards payable in cash but denominated in Common Stock, e.g., cash-settled Rights or Restricted Stock Units) may be granted to any individual Participant during any calendar year shall not exceed 100,000. The grant of any Incentive Award that may be settled only in cash shall not reduce the number of shares of Common Stock with respect to which Incentive Awards may be granted under the Plan.

      (b) The Common Stock to be issued under the Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

      (c) If any shares of Common Stock subject to an Option (and related Stock Appreciation Right, if any) terminate without being exercised, then shares subject to such Option shall be available again for the grant of Options or other Incentive Awards under the Plan. If any shares subject to a Restricted Stock Award are forfeited, expire or are otherwise cancelled or terminated, then shares subject to such Restricted Stock Award shall be available again for the grant of Restricted Stock Awards or other Incentive Awards under the Plan. Shares of Common Stock with reference to which Stock Appreciation Rights have been granted shall be available for granting of Incentive Awards to the extent the Stock Appreciation Rights are exercised for cash, or, with respect to Stock Appreciation Rights not related to Options, to the extent the Stock Appreciation Rights terminate without being exercised. If any other Incentive Award shall expire or be forfeited, cancelled or terminated for any reason, the shares of Common Stock available under such Incentive Award shall be available again for the granting of Incentive Awards to the maximum extent consistent with Rule 16b-3. To the extent that payment for an Option upon exercise is made with shares of Common Stock or shares of Common Stock are withheld from payment of an Incentive Award in satisfaction of any federal, state or local tax withholding requirements, such shares of Common Stock shall again be available for issuance in connection with future Incentive Awards granted under the Plan.

   1.4     Administration of the Plan

      (a) The Plan will be administered by the Committee, which will consist of two or more persons who are “disinterested persons” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m) of the Code.

      (b) Subject to the express provisions of the Plan, the Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. The Committee has authority in its discretion to determine the Employees to whom, and the time or times at which, Incentive Awards may be granted or sold, the nature of the Incentive Award, the number of shares of Common Stock that make up each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards, the form of payment (cash or Common Stock or a combination thereof) payable upon the event or events giving rise to payment of an Incentive Award and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. Subject to Section 9.7(c) of the Plan, the Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are forfeited or otherwise canceled in whole or in part. The purchase price or initial value of the Incentive Awards may be established by the Committee without regard to the existing Incentive Awards or such other grants.

      (c) Each Incentive Award will either be evidenced by a written instrument or granted pursuant to a written plan adopted by the Committee and may include any other terms and conditions consistent with the Plan as the Committee may in its discretion determine, including without limitation terms and conditions that would prohibit a Participant from transferring or otherwise disposing of a share of Common Stock issued under an Incentive Award for a period identified in the Incentive Award Agreement or require the forfeiture of a share of Common Stock issued under an Incentive Award if the Participant engages in any conduct that is identified in the Incentive Award agreement. Each Option award agreement shall designate the Option as either an Incentive Stock Option or Nonqualified Stock Option. The Committee may permit a Participant to elect to defer receipt of all or any portion of the cash or shares of Common Stock that are payable under an Incentive Award and provide that such deferred amount shall be credited with an interest rate or such other rate of return as shall be specified by the Committee, all on such terms and conditions as may be established by the Committee.

      (d) The Committee in its discretion may condition entitlement to an Incentive Award in whole or in part on the attainment of one or more Performance Goals. The Committee shall establish any such Performance Goal not later than 90 days after the commencement of the period of service to which the Incentive Award relates (or if less, 25% of such period of service), and once granted, the Committee may not have discretion to increase the amount payable under such Award, provided, however, that whether or not an Incentive Award is intended to constitute qualified performance based compensation within the meaning of Section 162(m) of the Code, the Committee shall have the authority to make appropriate adjustments in Performance Goals under an Incentive Award to reflect the impact of extraordinary items not reflected in such Performance Goals. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company after the goal is established, (3) all items of gain, loss or expense for the year related to restructuring charges for the Company, (4) all items of gain, loss or expense for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30, (6) such other items as may be prescribed by Section 162(m) of the Code and the Treasury Regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto, and (7) with respect to Incentive Awards not intended to constitute qualified performance based compensation within the meaning of Section 162(m) of the Code, such other items as the Committee may deem appropriate.

      (e) Subject to the express provisions of the Plan, the Committee has the authority to interpret the Plan, to determine the terms and provisions of the Incentive Award agreements, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee has authority to prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

      (f) No member of the Board or the Committee or designee thereof will be liable for any action, determination or interpretation made in good faith by the Board or the Committee with respect to the Plan or any transaction arising under the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company or other designee acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

   1.5     Participation

      (a) Such employees of the Company and its subsidiaries as may be selected by the Committee in its discretion are eligible to participate in the Plan. An individual who has been granted or sold an Incentive Award may, if otherwise eligible, be granted or sold additional Incentive Awards if the Committee so determines.

      (b) No person who owns (or is deemed to own) immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company will be eligible for the grant of an Incentive Stock Option. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant.

      (c) In no event may any member of the Board who is not an Employee be granted an Incentive Award.

II.     Terms and Conditions of Options

   2.1     Option Plan

      The purchase price of Common Stock under each Incentive Stock Option will be determined by the Committee but may not be less than the Fair Market Value on the date of grant. The purchase price of Common Stock under each Nonqualified Stock Option will be determined by the Committee but may not be less than the lesser of the Fair Market Value or Average Fair Market Value on the date of grant. To the extent that the aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options; for such purposes, Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

   2.2     Exercisability

      Options granted pursuant to this Plan shall be exercisable at such times and under such conditions as shall be determined by the Committee; provided, however that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. Unless the applicable Option award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Options remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

   2.3     Exercise of Option

      Options may be exercised by written notice to the Company specifying the number of shares of Common Stock with respect to which the option has been exercised. At the time of exercise of an Option, the purchase price shall be paid in full in cash or its equivalent acceptable to the Committee. To the extent provided by the Option agreement executed by the Participant, the purchase price may be paid by the assignment and delivery to the Company of shares of Common Stock or a combination of cash and shares of Common Stock equal in value to the exercise price, or in such other manner acceptable to the Committee. Any shares assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option, but the Committee in its discretion, may make a cash payment.

III.     Terms and Conditions of Performance Awards

   3.1     Grant of Performance Awards

      The Committee may grant Performance Awards to Employees subject to the provisions of this Section III. The Committee shall determine the Payment Event, which shall be based on the attainment of Performance Goals and such other criteria as the Committee may determine (which need not be identical for each Participant), and the other terms and conditions of such Performance Awards (including without limitation the form and time of payment of Performance Awards). The specific terms and conditions of each Performance Award shall be set forth in a written instrument evidencing the grant of a Performance Award, or in a performance plan adopted by the Committee. Notwithstanding the foregoing, commencing with the 2003 calendar year, (i) no Performance Award may relate to a performance period in excess of three years, (ii) no more than two Performance Awards may be granted to any individual Participant during any calendar year, (iii) with respect to any Performance Award that relates to a performance period of not more than one year, the maximum value of the Performance Award shall not exceed $2,000,000 (to the extent payable in shares of Common Stock, based on either Fair Market Value or Average Fair Market Value at the time of award or payment, as determined by the Committee), and (iv) with respect to any Performance Award that relates to a performance period of more than one year, the maximum value of the Performance Award shall not exceed $2,500,000 (to the extent payable in shares of Common Stock, based on either Fair Market Value or Average Fair Market Value at the time of award or payment, as determined by the Committee).

   3.2     Payment of Performance Awards

      Payment of Performance Awards may be in cash or in shares of Common Stock valued at Fair Market Value or Average Fair Market Value on the date of payment, or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written instrument evidencing the grant of a Performance Award.

   3.3     Expiration of Performance Awards

      If any Participant’s employment with the Company is terminated for any reason prior to the occurrence of the Payment Event, all of the Participant’s rights under the Performance Award shall expire and terminate unless the applicable performance award agreement or plan provides otherwise.

IV.     Restricted Stock

   4.1     Award of Restricted Stock

      The Committee may grant awards of Restricted Stock to Employees. The Committee shall determine the Purchase Price, the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The Committee may determine that Restricted Stock may be awarded without requiring payment of a Purchase Price. The terms and conditions of the Restricted Stock shall be set forth in a written agreement.

   4.2     Conditions of Restricted Stock

      All shares of Restricted Stock (including shares received as a result of stock dividends, stock splits or other forms of recapitalization) sold pursuant to the Plan will be subject to the following conditions:

(a) The shares may not be sold, transferred or otherwise alienated or hypothecated until the restrictions are removed or expire.

(b) The Participant shall enter into an escrow agreement (which agreement may be part of the written agreement setting forth the terms and conditions of the Restricted Stock and may specify the Secretary of the Company as escrow holder), providing that the certificates representing the Restricted Stock sold to a Participant pursuant to the Plan will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(c) Each certificate representing Restricted Stock sold to a Participant pursuant to the Plan will bear a legend making appropriate reference to the restriction imposed.

(d) Such other conditions as the Committee may deem advisable including, without limitation, restrictions designed to facilitate compliance with or exemption from the Exchange Act, the requirements of any stock exchange on which shares of the same class are listed, and with any Blue Sky or securities laws which may be applicable to such shares.

   4.3     Lapse of Restrictions

      The restrictions imposed upon Restricted Stock under Section 4.2 above will lapse in accordance with such conditions as are determined by the Committee and set forth in a written instrument describing the terms of the sale of the Restricted Stock.

   4.4     Rights of Participant

      Subject to the provisions of Section 4.2 above, and the restrictions imposed pursuant to Section 4.2, the Committee may determine that the Participant will have all rights of a stockholder with respect to the Restricted Stock sold to the Participant, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. Each Participant who has an outstanding award of Restricted Stock that is subject to restrictions shall deposit with the Company any stock, securities or other property which the Participant is entitled to receive with respect to the Participant’s shares of Restricted Stock by reason of an event described in Section 9.1(a) hereof, and such stock, securities or other property will be subject to the restrictions imposed on such Restricted Stock.

   4.5     Termination of Employment

      Unless the applicable Restricted Stock award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Restricted Stock remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

V.	Stock Appreciation Rights

5.1	Granting of Stock Appreciation Rights

      The Committee may approve the grant of Stock Appreciation Rights in connection with Options or the grant of Stock Appreciation Rights independent of any Options, subject to the following terms and conditions:

(a) A Stock Appreciation Right that is granted independent of any Option may be granted at any time. A Stock Appreciation Right that is granted in connection with an Option may be granted:

(i) either at the time of grant, or at any time thereafter during the Option term if related to a Nonqualified Stock Option; or

(ii) only at the time of grant if related to an Incentive Stock Option.

(b) A Stock Appreciation Right granted in connection with an Option will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 5.1(d). Such Option will, to the extent surrendered, then cease to be exercisable. A Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

(c) Upon the exercise of a Stock Appreciation Right granted independent of any Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) the difference obtained by subtracting the grant price of a share of Common Stock specified in the Stock Appreciation Right award agreement from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii) the number of shares as to which such Stock Appreciation Right has been exercised.

(d) Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

(i) the difference obtained by subtracting the purchase price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right, by

(ii) the number of shares as to which such Stock Appreciation Right has been exercised.

(e) Payment of the amount determined under Section 5.1(c) or (d), as the case may be, may be made in whole shares of Common Stock in a number determined at their Fair Market Value (or, in the case of Rights granted independent of any Option or in connection with a Nonqualified Stock Option, Average Fair Market Value), as determined by the Committee, on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares as the Committee deems advisable. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

VI.	Stock Payment

      The Committee may approve Stock Payments of the Company’s Common Stock (valued at Fair Market Value or Average Fair Market Value at the time of payment, as determined by the Committee) to an Employee for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Employee in cash.

VII.	Dividend Equivalents

      A Participant may also be granted at no additional cost “Dividend Equivalents” based on the dividends declared on the Common Stock on record dates during the period between the date an Option is granted and the date such Option is exercised, or such other period, as determined by the Committee. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee.

      Dividend Equivalents shall be computed, as of each dividend record date, both with respect to the number of shares under the Option and with respect to the number of Dividend Equivalent shares previously credited to the Participant (or Participant’s successor in interest) and not issued during the period prior to the dividend record date.

VIII.	Restricted Stock Units

      (a) At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Restricted Stock Units as it, in its sole discretion, deems appropriate, to be contained in the award agreement evidencing the grant of the Restricted Stock Units. The Committee may divide such Restricted Stock Units into classes and assign different vesting conditions for each class. Provided that all conditions to the vesting of a Restricted Stock Unit are satisfied, upon the satisfaction of all vesting conditions with respect to a Restricted Stock Unit, such Restricted Stock Unit shall vest. Unless the applicable Restricted Stock Unit award agreement provides otherwise, upon a Participant’s termination of employment for any reason, all of the Participant’s Restricted Stock Units remaining subject to restrictions on the date of such termination of employment shall be forfeited and shall be available again for grant of Incentive Awards under the Plan.

      (b) Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive an amount in cash or Common Stock with a Fair Market Value or Average Fair Market Value, as determined by the Committee, equal to the sum of (1) the Fair Market Value (or Average Fair Market Value, as the case may be) of a share of Common Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such Restricted Stock Unit vests.

IX.	Other Provisions

   9.1     Adjustment Provisions

      (a) Subject to Section 9.1(b) below, if the outstanding shares of Common Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities or property, or if additional shares or new or different shares or other securities or property are distributed with respect to such shares of Common Stock or other securities through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 1.3, (ii) the number and kind of shares or other securities or property subject to the outstanding Incentive Awards, and (iii) the price for each share or other unit of any other securities or property subject to outstanding Incentive Awards without material change in the aggregate purchase price or value as to which such Incentive Awards remain exercisable or subject to restrictions.

      (b) In addition to the adjustments covered under Section 9.1(a) above, any Incentive Award may contain provisions to the effect that, upon the occurrence of certain events, any outstanding Incentive Awards not theretofore vested, exercisable, payable or free from restrictions, as the case may be, shall either immediately, or upon a further determination made by the Committee at the time of the event, become fully vested, exercisable, payable, or free from restrictions. Except as otherwise provided in an Incentive Award agreement, plan or other written instrument, upon a change in control of the Company (as defined in Section 9.1(d) below), any outstanding Incentive Awards not theretofore vested, exercisable, payable or free from restrictions, as the case may be, shall immediately become fully vested, exercisable, payable, or free from restrictions.

      (c) Adjustments and determinations under Section 9.1(a) and 9.1(b) will be made by the Committee, whose determination will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

      (d) For purposes of Section 9.1(b) above, a “change in control of the Company” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates) representing more than 30% of the combined voting power of the Company’s then outstanding securities; or

(ii) during any period of two (2) consecutive years (not including any period prior to the grant of the Incentive Award subject to this provision), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 9.1(d) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof; or

(iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or

(iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

For purposes of this Section 9.1(d), “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include the Company or any of its subsidiaries, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities, or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

   9.2     Continuation of Employment

      Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Participant any right to continue in the employ of the Company or affect the right of the Company to terminate the employment of any Participant at any time with or without cause.

   9.3     Compliance with Government Regulations

      No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by Federal and State securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.

   9.4     Privileges of Stock Ownership

      No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Incentive Award except as to such share of Common Stock, if any, that have been issued to such Participant.

   9.5     Withholding

      The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Incentive Award. The Company may require the Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to the Participant. To the extent permitted by the applicable Incentive Award agreement a Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the Common Stock otherwise issuable to the Participant, a number of shares having a Fair Market Value, as of the date the withholding tax obligations arises, less than or equal to the amount of withholding tax obligations; or (c) delivering to the Company already owned and unencumbered shares of Common Stock having a Fair Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding tax obligation.

   9.6     Transferability of Incentive Awards

      The Committee shall provide that (a) no Option or Right may be exercised during the life of the Participant other than by the Participant or the Participant’s duly appointed guardian or personal representative, and (b) no Incentive Award and no Right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature except that, under such rules as the Committee may establish pursuant to the terms of the Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of a Participant. If such beneficiary is the executor or administrator of the estate of the Participant, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the Participant of such Incentive Award. Notwithstanding the foregoing, the Committee may permit transferability of Incentive Awards to the extent permitted by the applicable provisions of Rule 16b-3; provided, however, that the Committee, in its discretion, may impose any restrictions on transferability of Incentive Awards as it deems appropriate.

   9.7     Amendment and Termination of Plan; Amendment of Incentive Award

      (a)     The Board will have the power, in its discretion, to amend, suspend, or terminate the Plan at any time; provided, however, that no amendment to the Plan may be made without approval of the stockholders of the Company to the extent stockholder approval of the amendment is required to comply with the requirements of Rule 16b-3 or, if applicable, Section 162(m) of the Code, and no amendments to the Plan may be made that would impair the rights of a Participant under any Incentive Award theretofore granted without such Participant’s consent.

      (b)     Except as otherwise provided by the applicable Incentive Award agreement or by Section 1.4, the Committee may amend the terms of any Incentive Award theretofore granted, prospectively or retroactively, but, subject to Section 9.1(a) of the Plan, no such amendment shall impair the rights of any Participant without his or her consent.

      (c)     Notwithstanding any other provision of the Plan to the contrary, neither the Plan nor any outstanding Option shall be amended to decrease the purchase price of any outstanding Option unless first approved by the requisite vote of stockholders.

X.     Interpretation

      The Plan is designed and intended to comply with Rule 16b-3 and, to the extent applicable, Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan. The Plan and all Awards shall be governed by the laws of the State of Hawaii without regard to its principles of conflict of laws.

XI.     Duration of Plan

      Unless previously terminated by the Board of Directors, the Plan will terminate on January 20, 2013, but Incentive Awards theretofore granted may extend beyond that date.

V O T E B Y T E L E P H O N E
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on April 21, 2003 to be counted in the final tabulation.

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PROXY	HAWAIIAN ELECTRIC INDUSTRIES, INC.	PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2003, AT 9:30 A.M., IN THE AMERICAN SAVINGS BANK TOWER, 8TH FLOOR, ROOM 805, 1001 BISHOP STREET, HONOLULU, HAWAII 96813.

The undersigned hereby constitutes and appoints Robert F. Clarke, Diane J. Plotts and Jeffrey N. Watanabe and each of them the proxy of the undersigned, with full power of substitution, to vote all the Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 2003, or at any adjournment thereof.

Date:	, 2003

Signature(s)

Signature(s)

(Please sign your name exactly as it appears on this proxy. Joint owners should each sign personally. Attorney, Executor, Administrator, Trustee or Guardian, should indicate full title. If address is incorrect, please give us the correct one.)

Y O U R   V O T E   I S   I M P O R T A N T !

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Corporate Election Services, PO Box 1150, Pittsburgh, PA 15230, so that your shares may be represented at the Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

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PROXY	HAWAIIAN ELECTRIC INDUSTRIES, INC.	PROXY

Said proxies are instructed to vote as indicated below. If no direction is indicated, said proxies will vote FOR all Nominees in Class I and FOR proposals 2 and 3. Said proxies are also authorized to vote in their discretion with respect to any other matters that may come before the meeting.

The Board of Directors recommends a vote FOR all of Class I Directors and FOR proposals 2 and 3.

1.   Election of Class I Directors (term ending at the 2006 Annual Meeting)

       Nominees: (01) Robert F. Clarke (02) Shirley J. Daniel (03) A. Maurice Myers (04) James K. Scott

[ ]	FOR all nominees listed above (except as marked to the contrary below)	[ ]	WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number on the line below.

2.   Election of KPMG LLP as independent auditor.

       [   ] FOR          [   ] AGAINST            [   ] ABSTAIN

3.   Approval of 1987 Stock Option and Incentive Plan, as amended and restated.

       [   ] FOR          [   ] AGAINST            [   ] ABSTAIN

       [   ] Please check this box if you consent to access future Annual Reports and Proxy Statements via the Internet.

Proxy to be signed and dated on the reverse side.